Exhibit 4.2

MILLENNIAL ESPORTS CORP.

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

And

MANAGEMENT INFORMATION CIRCULAR

for the

Annual and Special Meeting of Shareholders

to be held on

October 9, 2019

September 6, 2019

TABLE OF CONTENTS

GENERAL PROXY INFORMATION	1

Solicitation of Proxies	1

Appointment of Proxyholders	1

Voting by Proxyholder	1

Registered Shareholders	2

Non-Registered Shareholders	2

Revocation of Proxies	3

RECORD DATE AND QUORUM	4

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES	4

DOCUMENTS INCORPORATED BY REFERENCE	4

CURRENCY	4

STATEMENT OF CORPORATE GOVERNANCE	4

Corporate Governance	4

Board of Directors	5

Audit Committee Disclosure	6

STATEMENT OF EXECUTIVE COMPENSATION	9

Compensation Discussion and Analysis	9

Summary Compensation Table for Named Executive Officers	9

Named Executive Officer Outstanding Option-Based and Share-Based Awards	10

Incentive Award Plans	13

Employment, Consulting and Management Contracts	13

Compensation of Directors	14

Individual Director Compensation	14

Director Outstanding Option-Based Awards and Share-Based Awards	14

Director Incentive Award Plans	15

Securities Authorized For Issuance Under Equity Compensation Plans	15

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS	16

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DIRECTORS’ AND OFFICERS’ INSURANCE	16

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS	16

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	16

PARTICULARS OF MATTERS TO BE ACTED UPON	17

Audited Financial Statements	17

Election of Directors	17

Appointment of Auditor	20

Omnibus Incentive Plan	20

Approval of Share Consolidation	25

Approval of Name Change	26

Indication of Officer and Directors	26

ADDITIONAL INFORMATION	26

OTHER MATTERS	27

SCHEDULE “A” AUDIT COMMITTEE CHARTER	A-1

SCHEDULE “B” CHANGE OF AUDITOR REPORTING PACKAGE	B-1

SCHEDULE “C” OMNIBUS PLAN RESOLUTIONS OF THE SHAREHOLDERS	C-1

SCHEDULE “D” MILLENNIAL ESPORTS CORP. OMNIBUS EQUITY INCENTIVE PLAN	D-1

SCHEDULE “E” SHARE CONSOLIDATION RESOLUTIONS OF THE SHAREHOLDERS	E-1

SCHEDULE “F” NAME CHANGE RESOLUTIONS OF THE SHAREHOLDERS	F-1

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MILLENNIAL ESPORTS CORP.

(the “Company”)

77 King St. W., Suite 3000, P.O. Box 95
Toronto, Ontario, M5K 1G8

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TAKE NOTICE that the annual and special meeting (the “Meeting”) of shareholders of the Company will be held at the offices of Fogler, Rubinoff LLP, 77 King St. W., Suite 3000, P.O. Box 95, Toronto, Ontario, M5K 1G8, on October 9, 2019 at 10:00 a.m. (Toronto time), for the following purposes:

1.	To receive the audited consolidated financial statements for the Company as at and for the financial year ended August 31, 2018, and the auditor’s report thereon;

2.	To elect directors of the Company for the ensuing year;

3.	To appoint UHY McGovern Hurley LLP, Chartered Accountants, as the auditor of the Company for the ensuing year and to authorize the directors to fix the auditor’s remuneration;

4.	To consider and, if deemed advisable, to pass an ordinary resolution, the full text of which is set out in Schedule “C” to the accompanying management information circular (the “Circular”), confirming and approving the Company’s omnibus incentive plan, a copy of which is set out in Schedule “D” to the Circular, all as more fully described in the section of the Circular entitled “Particulars of Matters to be Acted Upon – Omnibus Incentive Plan”;

5.	To consider and, if deemed advisable, to pass a special resolution, the full text of which is set forth in Schedule “E” of this Circular, with or without variation, approving the proposed consolidation of the common shares of the Company, as more fully described in the section of the Circular entitled “Particulars of Matters to be Acted Upon – Approval of Share Consolidation”;

6.	To consider and, if deemed advisable, to pass, with or without variation, a special resolution, the full text of which is set forth in Schedule “F” of this Circular, authorizing a change of name of the Company to “Torque Esports Corp.” or such other name as the board of directors of the Company may choose, acting in the best interests of the Company, all as more fully described in the section of the Circular entitled “Special Business to be Conducted at the Meeting – Approval of Name Change”; and

7.	To consider any permitted amendment to, or variation of, any matter identified in this Notice of Annual and Special Meeting (the “Notice”) and to transact such other business as may properly come before the Meeting or any adjournment thereof. Management is not currently aware of any other matters that could come before the Meeting

Accompanying this Notice is: (1) the Circular; and (2) a form of proxy. The Circular provides further information respecting proxies and the matters to be considered at the Meeting and is deemed to form part of this Notice.

Registered Shareholders who are unable to attend the Meeting in person and who wish to ensure that their common shares will be voted at the Meeting, must complete, date and execute the enclosed form of proxy, or another suitable form of proxy, and deliver it in accordance with the instructions set out in the form of proxy and in the Information Circular.

Non-Registered Shareholders who plan to attend the Meeting must follow the instructions set out in the form of proxy and in the Information Circular to ensure that their common shares will be voted at the Meeting. If you hold your common shares in a brokerage account, you are a Non-Registered Shareholder.

DATED September 6, 2019.

BY ORDER OF THE BOARD

/s/ “Darren Cox”

Darren Cox
Chief Executive Officer and President

MILLENNIAL ESPORTS CORP.
(the “Company”)

77 King St. W., Suite 3000, P.O. Box 95
Toronto, Ontario, M5K 1G8
Telephone: 647-346-1888

MANAGEMENT INFORMATION CIRCULAR
as at September 6, 2019

This Management Information Circular (the “Information Circular”) is furnished in connection with the solicitation of proxies by the management (“Management”) of the Company for use at the annual and special meeting (the “Meeting”) of the holders (the “Shareholders”) of common shares (the “Common Shares”) to be held on October 9, 2019 at the time and place and for the purposes set forth in the accompanying notice of the Meeting (the “Notice”).

In this Information Circular, references to the “Company”, “we” and “our” refer to Millennial Esports Corp. “Common Shares” means common shares without par value in the capital of the Company, and references to “Intermediaries” refer to brokers, investment firms, clearing houses and similar entities that own securities on behalf of Shareholders.

GENERAL PROXY INFORMATION

Solicitation of Proxies

The solicitation of proxies will be primarily by mail, but proxies may also be solicited personally or by telephone by directors, officers and employees of the Company. The Company will bear all costs of this solicitation. We have arranged for intermediaries to forward the meeting materials to beneficial owners of the Common Shares held of record by those intermediaries and we may reimburse the intermediaries for their reasonable fees and disbursements in that regard.

Appointment of Proxyholders

The individuals named in the accompanying form of proxy (the “Proxy”) are officers of the Company. If you are a Shareholder entitled to vote at the Meeting, you have the right to appoint a person or company other than either of the persons designated in the Proxy, who need not be a Shareholder, to attend and act for you and on your behalf at the Meeting or at any adjournment thereof. You may do so either by inserting the name of that other person in the blank space provided in the Proxy (and striking out the names now designated) or by completing and delivering another suitable form of proxy. For instructions regarding the delivery of instruments of proxy, see below under the heading “Registered Shareholders.”

Voting by Proxyholder

The persons named in the Proxy will vote or withhold from voting the Common Shares represented thereby in accordance with your instructions on any ballot that may be called for. If you specify a choice with respect to any matter to be acted upon, your Common Shares will be voted accordingly. The Proxy confers discretionary authority on the persons named therein with respect to:

(a)	each matter or group of matters identified therein for which a choice is not specified;

(b)	any amendment to or variation of any matter identified therein; and

(c)	any other matter that properly comes before the Meeting.

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In respect of a matter for which a choice is not specified in the Proxy, the persons named in the Proxy will vote the Common Shares represented by the Proxy FOR the approval of such matter. Management is not currently aware of any other matter that could come before the Meeting. However, if any amendment or variation to any matter identified in the accompanying Notice or any other matter, which are not now known to Management, should properly come before the meeting or any adjournment thereof, the Common Shares represented by properly executed proxies in favour of the person(s) designated by Management in the enclosed Proxy will be voted on any such matter pursuant to such discretionary authority.

Registered Shareholders

A registered shareholder (“Registered Shareholder”) may wish to vote by proxy whether or not they are able to attend the Meeting in person. Registered Shareholders electing to submit a proxy may do so by completing, dating and signing the enclosed Proxy and returning it to the Company’s transfer agent, Computershare Trust Company of Canada (the “Transfer Agent”) as follows: by phone (toll free) at 1-866-732-VOTE (8683); by internet at www.investorvote.com; or by mail or hand delivery to 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1. To be effective, the Proxy must be received by not less than forty-eight (48) hours, excluding Saturdays, Sundays and statutory holidays in the Province of Ontario, before the time set for the holding of the Meeting or any adjournment(s) thereof (the “Proxy Deadline”).

Non-Registered Shareholders

Only Registered Shareholders or duly appointed proxyholders are permitted to vote at the Meeting. However, in many cases, Shareholders of the Company are non-registered Shareholders (“Non-Registered Shareholder”), because the Common Shares they own are not registered in their names, but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the Common Shares. More particularly, a person is a Non-Registered Shareholder in respect of Common Shares which are held on behalf of that person, but which are registered either: (a) in the name of an intermediary that the Non-Registered Shareholder deals with in respect of the Common Shares (intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans); or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited) of which the intermediary is a participant. Non-Registered Shareholders do not appear on the list of Shareholders of the Company maintained by the Transfer Agent.

In accordance with the requirements as set out in National Instrument 54-101 – Communications with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), the Company has distributed copies of the Notice, this Information Circular, the Proxy and the supplemental mailing list return card (collectively, the “Meeting Materials”) to the clearing agencies and intermediaries for onward distribution to Non-Registered Shareholders who have advised their intermediaries that they object to such intermediaries providing their ownership information to the Company (“Objecting Beneficial Owners”). The Company shall bear the cost of distributing the Meeting Materials to Objecting Beneficial Owners through intermediaries.

Intermediaries are required to forward the Meeting Materials to Non-Registered Shareholders unless a Non-Registered Shareholder has waived the right to receive them. Intermediaries will frequently use service companies to forward the Meeting Materials to Non-Registered Shareholders. Generally, any Non-Registered Shareholder who has not waived the right to receive Meeting Materials will either:

(a)	be given the Proxy which has already been signed by the intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of Common Shares beneficially owned by the Non-Registered Shareholder but which is otherwise not completed. Because the intermediary has already signed the Proxy, it is not required to be signed by the Non-Registered Shareholder when submitting it. If the Non-Registered Shareholder does not wish to attend and vote at the Meeting in person (or have another person attend and vote on their behalf), the Non-Registered Shareholder must complete the Proxy and deposit it with the Company’s Transfer Agent, as provided above. If a Non-Registered Shareholder wishes to attend and vote at the Meeting in person (or have another person attend and vote on their behalf), the Non-Registered Shareholder must strike out the names of the persons named in the Proxy and insert the Non-Registered Shareholder’s (or such other person’s) name in the blank space provided; or

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(b)	(more typically) be given a voting instruction form (“VIF”) which is not signed by the intermediary, and which, when properly completed and signed by the Non-Registered Shareholder and returned to the intermediary or its service company, will constitute voting instructions which the intermediary must follow. Typically, the VIF will consist of a one page pre-printed form. Sometimes, instead of the one page pre-printed form, the VIF will consist of a regular printed proxy form accompanied by a page of instructions, which contains a removable label containing a bar-code and other information. In order for the proxy to validly constitute a VIF, the Non-Registered Shareholder must remove the label from the instructions and affix it to the proxy, properly complete and sign the proxy and return it to the intermediary or its service company in accordance with the instructions of the intermediary or its service company. If the Non-Registered Shareholder does not wish to attend and vote at the Meeting in person (or have another person attend and vote on the holder’s behalf), the VIF must be completed, signed and returned in accordance with the directions on the form. If a Non-Registered Shareholder wishes to attend and vote at the Meeting in person (or have another person attend and vote on their behalf), the Non-Registered Shareholder must complete, sign and return the VIF in accordance with the directions provided and a form of proxy giving the right to attend and vote will be forwarded to the Non-Registered Shareholder.

In either case, the purpose of this procedure is to permit Non-Registered Shareholders to direct the votes attached to the Common Shares which they beneficially own. Should a Non-Registered Shareholder who receives one of the above forms wish to vote at the Meeting in person, the Non-Registered Shareholder should strike out the names of the Management proxyholders named in the form and insert the Non-Registered Shareholder’s name in the blank space provided on the form. In either case, Non-Registered Shareholders should carefully follow the instructions of their intermediaries, including those regarding when and where the proxy or proxies authorization forms are to be delivered.

Only Registered Shareholders have the right to revoke proxies. Any Non-Registered Shareholder who wishes to change its vote must arrange for its intermediary to revoke its proxy on its behalf.

Revocation of Proxies

In addition to revocation in any other manner permitted by law, a Registered Shareholder who has given a proxy may revoke it by:

(a)	executing a Proxy bearing a later date or by executing a valid notice of revocation, either of the foregoing to be executed by the Registered Shareholder or the Registered Shareholder’s authorized attorney in writing, or, if the Registered Shareholder is a Company, under its corporate seal by an officer or attorney duly authorized, and by delivering the Proxy bearing a later date to the Transfer Agent or at the address of the Company at 77 King St. W., Suite 3000, P.O. Box 95 Toronto, Ontario, M5K 1G8, at any time up to and including the last business day that precedes the day of the Meeting or, if the Meeting is adjourned, the last business day that precedes any reconvening thereof, or to the chairman of the Meeting on the day of the Meeting or any reconvening thereof, or in any other manner provided by law, or

(b)	personally attending the Meeting and voting the Registered Shareholder’s Common Shares.

A revocation of a proxy will not affect a matter on which a vote is taken before the revocation.

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RECORD DATE AND QUORUM

In accordance with the provisions of the Business Corporations Act (Ontario) (“OBCA”), the board of directors of the Company (the “Board”) will prepare a list of all persons who are Registered Shareholders, together with the number of Common Shares registered in the name of each Registered Shareholder, as of the close of business on September 9, 2019 (the “Record Date”). Each Registered Shareholder whose name appears on the list on the Record Date is entitled to: (1) notice of the Meeting; and (2) one vote for each Common Share registered in such Registered Shareholder’s name as it appears on that list or, provided a completed and executed Proxy shall have been delivered to the Company, to attend the Meeting in person and vote thereat, or vote by proxy the Common Shares held by them.

A quorum will be present at the Meeting if there is at least one person present, who is a holder of a majority of the Common Shares entitled to attend and vote at the Meeting or the proxyholder of a Shareholder appointed by means of a valid proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

The authorized capital of the Company consists of an unlimited number of Common Shares and an unlimited number of Preference Shares (“Preference Shares”), issuable in series. As of the date of this Information Circular, 11,732,949 Common Shares were issued and outstanding, each Common Share carrying one vote in respect of each matter to be voted upon at a meeting of Shareholders, and no Preference Shares.

As at the Record Date, to the knowledge of the Company, no person owns, directly or indirectly, or exercises control or direction over, Common Shares carrying more than 10% of the voting rights attached to all outstanding Common Shares of the Company.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed with the securities commissions or similar regulatory authority of Ontario, British Columbia and Alberta are specifically incorporated by reference into, and form an integral part of, this Information Circular: August 31, 2018 year-end financial statements, report of the auditor and related MD&A. Copies of documents incorporated herein by reference may be obtained by a Shareholder upon request without charge from the Secretary of the Company. These documents are also available through the internet on SEDAR, which can be accessed at www.sedar.com.

CURRENCY

In this Information Circular, unless otherwise indicated, all references to “CDN$” or “$” refer to Canadian dollars.

STATEMENT OF CORPORATE GOVERNANCE

Corporate Governance

Corporate governance relates to the activities of the Board, the members of which are elected by and are accountable to the Shareholders, and takes into account the role of the individual members of Management that are appointed by the Board and charged with the day-to-day management of the Company. The Canadian Securities Administrators have published National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”), National Policy 58-201 – Corporate Governance Guidelines (“NP 58-201”) and National Instrument 52-110 – Audit Committees (“NI 52-110”). These set out a series of guidelines and requirements for effective corporate governance (collectively, the “Guidelines”). The Guidelines address matters such as the constitution and independence of corporate boards, the functions to be performed by boards and their committees, and the effectiveness and education of board members. NI 58-101 requires reporting issuers to disclose on an annual basis their approach to corporate governance with reference to the Guidelines. Set out below is a description of the Company’s approach to corporate governance in relation to the Guidelines.

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Board of Directors

The Board is currently composed of three (3) directors: Messrs. Darren Cox, Peter Liabotis and Bryan Reyhani. It is proposed that all three of these directors will be nominated at the meeting.

NP 58-201 suggests that the Board of every reporting issuer should be constituted with a majority of individuals who qualify as “independent” directors, within the meaning set out under NI 52-110, which provides that a director is independent if he or she has no direct or indirect “material relationship” with the Company. “Material relationship” is defined as a relationship which could, in the view of the Company’s Board, be reasonably expected to interfere with the exercise of a director’s independent judgment.

Except for Darren Cox, President and Chief Executive Officer of the Company, all of the current directors and proposed Nominees are considered “independent,” as they are free from a direct or indirect material relationship with the Company which could reasonably be expected to interfere with the exercise of their independent judgment as directors. The basis for this determination is that, since the commencement of the Company’s fiscal year ended August 31, 2018, none of the current directors have worked for the Company, received remuneration from the Company (other than in their capacity as directors) or had material contracts with or material interests in the Company which could interfere with their ability to act in the Company’s best interests, except for Darren Cox.

The Board believes that it functions independently of Management. To enhance its ability to act independently of Management, the members of the Board may meet without Management and the non-independent directors. In the event of a conflict of interest at a meeting of the Board, the conflicted director will, in accordance with corporate law and his or her fiduciary obligations as a director of the Company, disclose the nature and extent of his or her interest to the meeting and abstain from voting on the matter at issue. In addition, the members of the Board that are not members of Management are encouraged to obtain advice from external advisors and legal counsel as they may deem necessary in order to reach a conclusion with respect to issues brought before the Board.

Orientation and Continuing Education

Each new director is given an outline of the nature of the Company’s business, its corporate strategy and current issues within the Company. New directors are also required to meet with Management to discuss and better understand the Company’s business, and are given the opportunity to meet with counsel to the Company to discuss their legal obligations as directors of the Company.

In addition, Management takes steps to ensure that the directors and officers of the Company are continually updated as to the latest corporate and securities policies which may affect the directors, officers and committee members of the Company as a whole. The Company continually reviews the latest securities rules and policies. Any such changes or new requirements are then brought to the attention of the Company’s directors either by way of director or committee meetings or by direct communications from management of the directors.

Ethical Business Conduct

The Board has found that the fiduciary duties placed on individual directors by the Company’s governing corporate legislation and the common law, and the restrictions placed by applicable corporate legislation on an individual director’s participation in decisions of the Board in which the director has an interest have been sufficient to ensure that the Board operates independently of Management and in the best interests of the Company. Further, the Company’s auditor has full and unrestricted access to the Audit Committee (as hereinafter defined) of the Company at all times to discuss the audit of the Company’s financial statements and any related findings as to the integrity of the financial reporting process.

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Nomination of Directors

The Board does not have a nominating committee. The Board as a whole is responsible for recommending suitable candidates as Nominees for election or appointment as directors, and for recommending the criteria governing the overall composition of the Board and governing the desirable characteristics for directors. In making such recommendations, the Board considers: (i) the competencies and skills that the Board considers necessary for the Board as a whole to possess; (ii) the competencies and skills that the Board considers each Nominee to possess; (iii) the competencies and skills that each Nominee will bring to the Board; and (iv) whether or not each Nominee can devote sufficient time and resources to his or her duties as a member of the Board. The Board believes that its process is objective in that a majority of its members are independent.

Compensation

The Board as a whole determines the compensation of directors and officers. In reviewing the adequacy and forms of compensation of directors, the Board seeks to ensure that the compensation reflects the responsibilities and risks involved in being a director of the Company. In reviewing the adequacy and forms of compensation of officers, the Board seeks to align the interests of officers with the best interests of the Company. A primary goal of the Board is to strengthen the relationship between compensation and enhancing shareholder value.

Assessments

The Company’s Board monitors the adequacy of information given to directors, communication between the Board and Management, and the strategic direction and processes of the Board and committees.

Audit Committee Disclosure

Pursuant to applicable laws, the policies of the TSX Venture Exchange (the “TSXV”) and NI 52-110, the Company is required to have an audit committee comprised of not less than three (3) directors, a majority of whom are not officers, control persons or employees of the Company or an affiliate of the Company. NI 52-110 requires the Company, as a venture issuer, to disclose annually in its Information Circular certain information concerning the constitution of its Audit Committee and its relationship with its independent auditor.

The audit committee of the Company (the “Audit Committee”) is responsible for the Company’s financial reporting process and the quality of its financial reporting. In addition to its other duties, the Audit Committee reviews all financial statements, annual and interim, intended for circulation among Shareholders and reports upon these to the Board. In addition, the Board may refer to the Audit Committee other matters and questions relating to the financial position of the Company. In performing its duties, the Audit Committee maintains effective working relationships with the Board, Management and the external auditors and monitors the independence of those auditors.

Audit Committee’s Charter

The Board is responsible for reviewing and approving the unaudited interim financial statements together with other financial information of the Company and for ensuring that Management fulfills its financial reporting responsibilities. The Audit Committee assists the Board in fulfilling this responsibility. The Audit Committee meets with Management to review the financial reporting process and the unaudited interim financial statements together with other financial information of the Company. The Audit Committee reports its findings to the Board for its consideration in approving the unaudited interim financial statements together with other financial information of the Company for issuance to the Shareholders.

The Audit Committee has the general responsibility to review and make recommendations to the Board on the approval of the Company’s annual and interim financial statements, the management discussion and analysis and the other financial information or disclosure of the Company. More particularly, it has the mandate to:

(a)	oversee all the aspects pertaining to the process of reporting and divulging financial information, the internal controls and the insurance coverage of the Company;

(b)	oversee the implementation of the Company’s rules and policies pertaining to financial information and internal controls and management of financial risks and to ensure that the certifications process of annual and interim financial statements is conformed with the applicable regulations; and

(c)	evaluate and supervise the risk control program and review all related party transactions.

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The Audit Committee ensures that the external auditors are independent from Management. The Audit Committee reviews the work of external auditors, evaluates their performance and remuneration, and makes recommendations to the Board. The Audit Committee also authorizes non-related audit work. A copy of the Charter of the Audit Committee is annexed hereto as Schedule “A”.

Composition of the Audit Committee

The following are the members of the Audit Committee:

Name	Independent/ Not Independent (1)	Financial literacy (1)
Peter Liabotis	Independent	Financially literate
Bryan Reyhani	Independent	Financially literate
Darren Cox	Not Independent (2)	Financially literate

Notes:

(1)	Terms have their respective meanings ascribed in NI 52-110.

(2)	Mr. Cox is the President and Chief Executive Officer of the Company and is therefore a non-independent member of the Audit Committee.

Relevant Education and Experience

The following table describes the education and experience of each Audit Committee member that is relevant to the performance of his responsibilities as an Audit Committee member:

Peter Liabotis	Mr. Liabotis is a Canadian Chartered Professional Accountant and a veteran senior corporate finance executive. Mr. Liabotis is currently the Chief Financial Officer of SOL Global Investments Corp., a public company that invests through various vehicles primarily in the cannabis space both in Canada and internationally. In addition, Mr. Liabotis has been the Chief Financial Officer of numerous public and private companies during his 25 year career. Mr. Liabotis has acquired strong knowledge in public markets in terms of financial reporting, mergers and acquisition activity and capital structuring and raising.

Bryan Reyhani

Mr. Reyhani is currently Managing Director of the Eastmore Group where he is responsible for various legal and business strategy in both the public and private markets. He began his professional career in the Office of General Counsel at Merrill Lynch (1999-2003). From there, he joined the financial services and regulatory practice group at Loeb & Loeb LLP, where he spent approximately nine years and made partner (2003-2012). In 2012, he co-founded his own law practice, Reyhani Nemirovsky LLP, where he and the firm handled a wide variety of regulatory matters, litigations and corporate disputes, and developed a specialty practice related to blockchain technology and cryptocurrencies.

In 2014, Mr. Reyhani co-founded SolidX Partners, a venture capital-backed startup in the developing digital asset capital markets arena. In February 2016, Mr. Reyhani was appointed the Chairman of the Board of Directors of NASDAQ listed FXCM (n/k/a GLBR; OTC), is currently on the Board of GLBR, and has handled various investor, regulatory, financing and corporate governance matters generally related to a publicly traded company. Mr. Reyhani graduated from Syracuse University, BA, Political Science, cum laude, and received his JD from Brooklyn Law School.

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Darren Cox

Darren is a motor industry innovator with over 20 years’ experience. His previous success with Nissan and Sony in coming up with the concept of GT Academy and deploying it for 8 years paved the way for esports within the racing game genre and is still considered to be a benchmark programme within esports racing to this day. Darren held several senior roles in the Renault Nissan Alliance including Global Head of Motorsport, Sales and Marketing; Director for Performance Brands; and Brand Director, Europe. While at Nissan, he was awarded several accolades internally for his role in launching the Nissan Juke SUV and leading the Nissan Qashqai model to 250,000 sales in one year.

Darren has since founded two gaming-focused companies and has remained at the forefront at the crossover of gaming and racing, launching the World’s Fastest Gamer brand and working behind the scenes with some of the biggest brands in F1, gaming and the automotive industry.

Audit Committee Oversight

At no time since the commencement of the fiscal year ended August 31, 2018 was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board.

Reliance on Certain Exemptions

The Company is relying on the exemption in Section 6.1 of NI 52-110 (Venture Issuers). At no time since the commencement of the fiscal year ended August 31, 2018 has the Company relied on the exemption in Section 2.4 of NI 52-110 (De Minimis Non-audit Services), or an exemption from NI 52-110, in whole or in part, granted under Part 8 of NI 52-110.

Pre-Approval Policies and Procedures

The Audit Committee has not adopted specific policies and procedures for the engagement of non-audit services.

External Audit Service Fees

The following table sets forth, by category, the fees for all services rendered by the Corporation’s external auditor, MNP LLP, for the financial year ended August 31, 2017. Effective November 26, 2018 MNP LLP resigned as auditors and the Board appointed UHY McGovern Hurley LLP as the new auditors. As such, UHY McGovern Hurley LLP has conducted the audit for the financial year ended August 31, 2018.

	Fiscal Year Ended August 31, 2018	Fiscal Year Ended August 31, 2017
Audit Fees (1)	203,000	90,000
Audit-related Fees (2)	Nil	6,300
Tax Fees (3)	Nil	Nil
All Other Fees (4)	Nil	32
Total	203,000	96,332

Notes:

(1)	“Audit fees” include fees rendered by the Company’s external auditor for professional services necessary to perform the annual audit and any quarterly reviews of the Company’s financial statements. This includes fees for the review of tax provisions and for accounting consultations on matters reflected in the financial statements.

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(2)	“Audit-related fees” include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are not included in the “Audit Fees” category.
(3)	“Tax fees” include fees for professional services rendered by the Company’s external auditor for tax compliance, tax advice and tax planning.
(4)	“All other fees” include fees for products and services provided by the Company’s external auditor, other than services reported under the table heading “Audit Fees”, “Audit-Related Fees” or “Tax Fees”.
(5)	The Company’s auditor for the financial year ended August 31, 2018 was UHY McGovern Hurley LLP. See “Particulars of Matters to be Acted Upon – Appointment of Auditor” below.
(6)	The Company’s auditor for the financial year ended August 31, 2017 was MNP LLP. See “Particulars of Matters to be Acted Upon – Appointment of Auditor” below.

STATEMENT OF EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Board as a whole determines the compensation for directors and officers. Executive compensation has been designed to encourage Management to make decisions and take actions that will result in the improvement of long-term shareholder value as reflected in the growth in assets and value of the Common Shares. The focus of the Company’s current compensation policy is to:

●	strengthen the relationship between compensation and enhancement of shareholder value by focusing on variable compensation, such as annual performance incentives and ownership of Common Shares, primarily by using options for acquiring Common Shares;
●	enhance the Company’s ability to attract, encourage and retain knowledgeable and experienced executives; and
●	balance the short-term and long-term business goals of the Company.

The key components of executive compensation include: (1) base salary; (2) a short-term incentive comprised of cash bonus awards and; (3) long-term incentives comprised primarily of stock option incentives, which are reviewed annually based on job performance as well as corporate performance and external competitive practices.

The Board does not set specific performance objectives in assessing the performance of its Management. Instead, the Board looks at the performance of the Company and its Management and relies on its experience and judgment in determining the overall compensation package for Management. Compensation of Management (also referred to as “Named Executive Officers”, as defined below) as detailed in this Information Circular is not linked to the achievement of target results or improvement in the Common Share price on the TSXV.

Summary Compensation Table for Named Executive Officers

The following table provides a summary of total compensation earned during the fiscal years ended August 31, 2018, 2017 and 2016 by the Company’s Chief Executive Officer and Chief Financial Officer, each of the three other most highly compensated executive officers of the Company who were serving as such as at the end of the applicable fiscal year and whose total compensation was, individually, more than C$150,000 (the “Other Executive Officers”), if any, and each other individual who would have been an Other Executive Officer but for the fact that such individual was neither serving as an executive officer, nor acting in a similar capacity, as at the end of the applicable fiscal year, if any, for services rendered in all capacities during such period (hereinafter, collectively, referred to as the “Named Executive Officers” or “NEO”). The Named Executive Officers of the Company for the purposes of this Information Circular are Darren Cox (CEO), Rob Suttie (CFO). Alex Igelman (Former CEO), and Stephen Shoemaker (Former CEO).

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				Non-Equity Incentive Plan Compensation ($)
Name and Principal Position	Year	Salary (CDN$)	Option-Based Awards (CDN$)(1)	Annual Incentive Plans (CDN$)	Long-Term Incentive Plans (CDN$)	All Other Compensation (CDN$)	Total Compensation (CDN$)

Darren Cox(2)	2018	294,167	Nil	Nil	Nil	Nil	294,167
CEO	2017	262,799	251,414	Nil	Nil	Nil	514,213
	2016	N/A	N/A	N/A	N/A	N/A	N/A
Rob Suttie(3)	2018	11,490	Nil	Nil	Nil	Nil	11,490
CFO	2017	8,754	7,616	Nil	Nil	Nil	16,370
	2016	Nil	Nil	Nil	Nil	Nil	Nil
Stephen Shoemaker(4)	2018	324,048	264,828	Nil	Nil	Nil	588,876
Former CEO	2017	N/A	N/A	N/A	N/A	N/A	N/A
	2016	N/A	N/A	N/A	N/A	N/A	N/A
Alex Igelman(5)	2018	336,651	167,111	Nil	Nil	Nil	503,762
Former CEO and	2017	187,183	507,702	Nil	Nil	Nil	694,885
Former Executive Chairman	2016	46,912	Nil	Nil	Nil	Nil	46,912

Notes:

(1)	When the Company issues stock options, it accounts for them using the fair value method for stock-based compensation as recommended under International Financial Reporting Standards (“IFRS”). The fair value of options is determined by using the Black-Scholes Option Pricing Model (which model is commonly used by junior public companies) with assumptions for risk-free interest rates, dividend yields, volatility factors of the expected market price of the Common Shares and expected life of the options.
(2)	Mr. Cox was appointed CEO of the Company on July 17, 2019. Previously, he served as President and Director of the Company from April 8, 2019 until July 17, 2019. Prior to that, he served as the Chief Marketing Officer of the Company since July 2017.
(3)	See “Employment, Consulting and Management Agreements” for information regarding the fees payable by the Company to Marrelli Support, for among other things, the services of Mr. Suttie, the Vice-President of Marrelli Support, to act as the CFO of the Company.
(4)	Mr. Shoemaker was appointed on January 24, 2018 to lead the Company’s worldwide financial operations and finance team. On August 1, 2018, Mr. Shoemaker replaced Mr. Igelman as CEO and President of the Company. On July 17, 2019, Mr. Shoemaker resigned and was succeeded by Mr. Cox as CEO and President of the Company.
(5)	Mr. Igelman served as CEO until August 1, 2018, at which time he assumed the role of Executive Chairman. On April 8, 2019, Mr. Igelman resigned from his roles as Executive Chairman and director of the Company.

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Named Executive Officer Outstanding Option-Based and Share-Based Awards

Given the Company’s desire to conserve cash, the Company has historically emphasized long term incentives (stock option incentives) as its primary form of executive compensation. The weight allocated to long-term incentives is based on a consideration of each NEO’s anticipated ability to influence the long-term growth and performance of the business, with the objective to strengthen the relationship between compensation and enhancement of Shareholder value. The CEO is considered to have the greatest influence on the long-term performance of the business. Accordingly, in addition to short-term cash compensation, the CEO receives the largest allocation of stock options. There is no relationship between the Company’s historical performance and the number of stock options granted. No stock appreciation rights, or shares or units subject to restrictions on resale or other incentives have been granted.

The table below reflects all option-based awards and share-based awards for each Named Executive Officer outstanding as at August 31, 2018 (including option-based awards and share-based awards granted to a Named Executive Officer before such fiscal year). The Company does not currently have any equity incentive plans other than its Rolling Plan as described below.

NAMED EXECUTIVE OFFICER OPTION–BASED AWARDS AND SHARE-BASED AWARDS OUTSTANDING AS AT AUGUST 31, 2018
	Option-Based Awards(1)					Share-Based Awards
Name of Named Executive Officer	As at Fiscal Year Ended	Number of Securities Underlying Unexercised Options	Option Exercise Price (CDN$/ Security)	Option Expiration Date	Value of Unexercised In-the-Money Options (CDN$)(2)	Number of Shares or Units of Shares That Have Not Vested (#)	Market or Payout Value of Share-Based Awards That Have Not Vested ($)	Market or Payout Value of Share-Based Awards no paid out or distributed
Darren Cox CEO	2018	30,000	8.70	Jul 31, 2022	N/A	Nil	Nil	Nil
Rob Suttie CFO	2018	3,000	2.10	Nov. 10, 2026	Nil	Nil	Nil	Nil
Stephen Shoemaker Former CEO	2018	50,000 333,333	10.80 2.10	Jan 12, 2023 Jul 30, 2025	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Alex Igelman Former CEO	2018	266,667	2.10	Nov. 10, 2026	Nil	Nil	Nil	Nil

Notes:

(1)	Each option entitles the holder to purchase one Common Share.
(2)	Value of unexercised options is equal to the difference between the closing price of the Common Shares on the TSXV on August 31, 2018 (being the last day of the Company’s most recently completed financial year that the Common Shares traded on the TSXV) of $2.10 the exercise prices of options outstanding, multiplied by the number of Common Shares available for purchase under such options.

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Summary of the Rolling Plan

The only incentive award plan of the Company during the fiscal year ended August 31, 2018 is its rolling stock option plan (the “Rolling Plan”). Under the Rolling Plan, the directors of the Company are authorized to grant options for 10% of the issued and outstanding Common Shares from time to time. The purpose of the Rolling Plan is to provide the Company with a share ownership incentive to attract and motivate qualified directors, officers and employees of and consultants to the Company and its subsidiaries and thereby advance the Company’s interests and contribute toward its long term goals by affording such persons with an opportunity to acquire an equity interest in the Company through the stock options. Option grants are made by and are within the discretion of the Company’s Board. Under the Rolling Plan, options granted are non-transferable.

The Rolling Plan is administered by the Board, which has full and final authority with respect to the granting of all options thereunder, subject to the requirements of the TSXV. Options may be granted under the Rolling Plan to such directors, officers, employees or consultants of the Company and its affiliates, if any, as the Board may from time to time designate.

Under the policies of the TSXV, except in certain circumstances, options granted under such a Rolling Plan are not required to have a vesting period, although the directors may continue to grant options with vesting periods, as the circumstances require. The Rolling Plan authorizes the Board to grant stock options to the optionees on the following terms:

1.	The number of Common Shares subject to each option is determined by the Board, provided that the Rolling Plan, together with all other previously established or proposed share compensation arrangements may not, during any 12 month period, result in:

(a)	the number of Common Shares reserved for issuance pursuant to stock options granted to any one person exceeding 5% of the issued Common Shares of the Company;
(b)	the issuance, within a one year period, to Insiders of the Company (as defined by applicable securities laws) of a number of Common Shares exceeding 10%, or to one Insider of a number exceeding 5%, or to a consultant of a number exceeding 2%; or to an employee who provides Investor Relations services (as defined by the policies of the TSXV) of a number exceeding 2% of the issued Common Shares of the Company.

2.	The aggregate number of Common Shares which may be issued pursuant to options granted under the Rolling Plan may not exceed 10% of the issued and outstanding Common Shares of the Company as at the date of the grant.

3.	The exercise price of an option may not be set at less than the closing market price during the trading day immediately preceding the date of grant of the option less a maximum discount of 25% (the amount of the discount varying with market price in accordance with the policies of the TSXV).

4.	The options granted under the Rolling Plan may be exercisable over periods of up to 10 years (as determined by the Board).

5.	The options are non-transferable and non-assignable, except in certain circumstances. The options can only be exercised by the optionee as long as the optionee remains an eligible optionee pursuant to the Rolling Plan or within a period of not more than 90 days (30 days for providers of Investor Relations services) after ceasing to be an eligible optionee or, if the optionee dies, within one year from the date of the optionee’s death.

6.	If an offer to purchase all of the Common Shares of the Company is made by a third party, the Company may, upon giving each optionee written notice to that effect, require the acceleration of the date on which any options may be exercisable. In the event of a stock dividend, subdivision, redivision, consolidation, share reclassification, amalgamation, merger, corporate arrangement, reorganization, liquidation or similar transaction, the Board may make such adjustment, if any, to the number of Common Shares under the Rolling Plan, or to the exercise price, or to both, as it shall deem appropriate to give proper effect to such event, including requiring acceleration of the date on which any options may be exercisable.

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Omnibus Plan

The Rolling Plan was last approved by the Shareholders at on February 27, 2018. At the Meeting, the Company will put forth the Omnibus Plan (as hereinafter defined) to be voted upon. If approved by the Shareholders, the Omnibus Plan will replace the Rolling Plan and thereafter all outstanding stock options will be governed by the Omnibus Plan and no further stock options will be granted under the Rolling Plan. For more information on the proposed Omnibus Plan, see “Particular Matters to be Acted Upon – Omnibus Incentive Plan”. A copy of the Omnibus Plan is attached to this Information Circular as Schedule “D”.

Incentive Award Plans

The following table provides information concerning the incentive award plans of the Company with respect to each Named Executive Officer during the fiscal year ended August 31, 2018. The only incentive award plan of the Company during the fiscal 2018 is the Company’s Rolling Plan as hereinafter defined. See above “Statement of Executive Compensation - Summary of the Rolling Plan” for a description of the Rolling Plan.

INCENTIVE AWARD PLANS – VALUE VESTED OR EARNED DURING THE FISCAL YEAR ENDED AUGUST 31, 2018
Name of Executive Officer	Option-Based Awards Value Vested During Fiscal 2018 (CDN$)	Non-Equity Incentive Plan Compensation Value Earned During Fiscal 2018 (CDN$)
Darren Cox CEO	83,805	Nil
Rob Suttie CFO	2,539	Nil
Stephen Shoemaker Former CEO	145,456	Nil
Alex Igelman Former CEO	404,814	Nil

Employment, Consulting and Management Contracts

On October 20, 2016, the Company entered into an agreement (the “Marrelli Agreement”) with Marrelli Support Services Inc. (“Marrelli Support”) and DSA Corporate Services Inc., together known as the “Marrelli Group”, to retain Rob Suttie, the Vice-President of Marrelli Support, as the CFO of the Company, and to provide bookkeeping and office support services, regulatory filing services and corporate secretarial services (collectively the “Marrelli Support Services”). During the year ended August 31, 2018, the Marrelli Group charged the Company $115,989 for the provision of the Marrelli Support Services. $nil was paid by the Company to Mr. Suttie as compensation for acting as the CFO of the Company. The Marrelli Group was also reimbursed for out of pocket expenses. As of August 31, 2018, the Marrelli Group was owed $37,349.

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Compensation of Directors

Individual Director Compensation

The following table provides a summary of the compensation provided to the directors of the Company during the fiscal year ended August 31, 2018. Except as otherwise disclosed below, the Company did not pay any fees or compensation to directors for serving on the Board (or any committee) beyond reimbursing such directors for travel and related expenses and the granting of stock options under the Rolling Plan.

DIRECTOR COMPENSATION TABLE
Name	Fiscal Year Ended	Fees Earned (CDN$)	Share-Based Awards (CDN$)	Option-Based Awards (CDN$)(1)	Non-Equity Incentive Plan Compensation (CDN$)	All Other Compensation (CDN$)	Total (CDN$)
(Hon.) Ronald Spoehel(3)	2018	Nil	Nil	76,374	Nil	Nil	107,248
Seth Schorr(4)	2018	Nil	Nil	nil	Nil	Nil	Nil
Doug Belgrad(5)	2018	Nil	Nil	579,318	Nil	Nil	579,318
David Fawcett(4)	2018	Nil	Nil	Nil	Nil	Nil	Nil

Notes:

(1)	When the Company issues stock options, it accounts for them using the fair value method for stock-based compensation as recommended under the IFRS. The fair value of options is determined by using the Black-Scholes Option Pricing Model (which model is commonly used by junior public companies) with assumptions for risk-free interest rates, dividend yields, volatility factors of the expected market price of the Common Shares and expected life of the options.
(2)	For disclosure regarding Darren Cox and Alex Igelman’s compensation, see “Summary Compensation Table for Named Executive Officers” and “Named Executive Officer Outstanding Option-Based and Share-Based Awards”.
(3)	Mr. Spoehel resigned as a director of the Company on April 8, 2019.
(4)	Mr. Schorr and Mr. Fawcett resigned as directors of the Company on December 18, 2018 and were replaced by Peter Liabotis and Bryan Reyhani.
(5)	Mr. Belgrad resigned as a director of the Company on May 4, 2018.

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Director Outstanding Option-Based Awards and Share-Based Awards

The table below reflects all option-based awards and share-based awards for each director of the Company outstanding as at August 31, 2018. The Company does not have any equity incentive plan other than the Rolling Plan.

DIRECTOR OPTION–BASED AWARDS AND SHARE-BASED AWARDS OUTSTANDING
		Option-Based Awards				Share-Based Awards
Name of Director	Fiscal Year Ended	Number of Securities Underlying Unexercised Options	Option Exercise Price (CDN$/ Security)	Option Expiration Date	Value of Unexercised In-the-Money Options(1) (CDN$)	Number of Shares or Units of Shares that have not vested (#)	Market or Payout Value of Share-Based Awards That Have Not Vested ($)	Market or Payout Value of Share-Based Awards Not Paid Out or Distributed
(Hon.) Ronald Spoehel	2018	750,000	2.10	Nov. 10, 2026(2)	Nil	Nil	Nil	Nil
Seth Schorr	2018	Nil	Nil	N/A	Nil	Nil	Nil	Nil
Doug Belgrad	2018	Nil	Nil	N/A	Nil	Nil	Nil	Nil
David Fawcett	2018	400,000	2.10	Nov. 10, 2026(3)	Nil	Nil	Nil	Nil

Notes:

(1)	This column contains the aggregate value of in-the-money unexercised options as at the applicable year end, calculated based on the difference between the market price of the Common Shares underlying the options as at the close of day on the applicable year end, being $2.10 at August 31, 2018, and the exercise price of the options.
(2)	Mr. Spoehel resigned as a director of the Company on April 8, 2019 and these options are now cancelled.
(3)	Mr. Fawcett resigned as a director of the Company on December 18, 2018 and these options are now cancelled.

Director Incentive Award Plans

The only incentive award plan of the Company during the fiscal year ended August 31, 2018 is its Rolling Plan, which provides that the board of directors of the Company may, from time to time, in its discretion, and in accordance with TSXV requirements, grant to directors, officers, employees and consultants to the Company, non-transferable options to purchase Common Shares. The purpose of the Rolling Plan is to attract, retain and motivate Management, staff and other service providers by providing them with the opportunity, through stock options, to acquire a proprietary interest in the Company and benefit from its growth.

Subject to shareholder and regulatory approval, the Company proposes to adopt a new omnibus equity incentive plan at the Meeting (see “Particulars of Matters to be Acted Upon” – Omnibus Incentive Plan, below).

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Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides information regarding the number of Common Shares to be issued upon the exercise of outstanding options, and the weighted-average exercise price of outstanding options, outstanding on August 31, 2018.

		Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (CAD$)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	Fiscal Year Ended	(a)	(b)	(c)
Equity compensation plans approved by Shareholders (the Rolling Plan)	August 31, 2018	820,333	3.75	280,297
Equity compensation plans not approved by Shareholders	August 31, 2018	Nil	N/A	Nil
Total		820,333	3.75	280,297

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

Other than as disclosed in this Information Circular (including in the financial statements of the Company for the fiscal year ended August 31, 2018), no directors, proposed Nominees for election as directors, executive officers or their respective associates or affiliates, or other Management of the Company are indebted to the Company as of the date hereof or were indebted to the Company at any time during the fiscal year ended August 31, 2018, and no indebtedness of such individuals to another entity is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company.

DIRECTORS’ AND OFFICERS’ INSURANCE

The Company does not carry directors’ or officers’ liability insurance for the directors and officers of the Company.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Management is not aware of any material interest, direct or indirect, of any informed person of the Company, or any associate or affiliate of any such informed person, in any transaction since the commencement of the Company’s fiscal year ended August 31, 2018, or in any proposed transaction, that has materially affected or would materially affect the Company or any of its subsidiaries.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

The directors and Management of the Company have an interest in the resolutions concerning the election of directors, the approval of the Omnibus Plan (as hereinafter defined), and the special resolution concerning the Consolidation (as hereinafter defined). Otherwise no director or member of Management of the Company or any associate of the foregoing has any substantial interest, direct or indirect, by way of beneficial ownership of Common Shares or otherwise in the matters to be acted upon at the Meeting, except for any interest arising from the ownership of Common Shares of the Company where the Shareholder will receive no extra or special benefit or advantage not shared on a pro rata basis by all holders of Common Shares in the capital of the Company.

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PARTICULARS OF MATTERS TO BE ACTED UPON

Audited Financial Statements

The audited financial statements for the financial year ended August 31, 2018, and the report of the auditors thereon, will be submitted to the Meeting. Receipt at the Meeting of the Company’s financial statements and of the auditors’ report thereon will not constitute approval or disapproval of any matters referred to therein.

Election of Directors

The term of office of each of the current directors will end at the conclusion of the Meeting. Unless a director’s office is earlier vacated in accordance with the provisions of the OBCA, each director elected will hold office until the conclusion of the next annual general meeting of the Company.

The articles of the Company provide that the Board may consist of a minimum of one (1) and a maximum of ten (10) directors to be elected annually. The Board is currently composed of three (3) directors: Darren Cox, Peter Liabotis, and Bryan Reyhani. It is proposed that all three of these directors will be nominated at the meeting.

In the absence of a contrary instruction, the person(s) designated by Management of the Company in the enclosed Proxy intend(s) to vote FOR the election as directors of the proposed Nominees whose names are set forth below, each of whom has been a director since the date indicated below opposite the proposed Nominee’s name. Management does not contemplate that any of the proposed Nominees will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, the Common Shares represented by properly executed proxies given in favour of such Nominee(s) may be voted by the person(s) designated by Management of the Company in the enclosed Proxy, in their discretion, in favour of another Nominee.

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The following table sets forth information with respect to each Nominee, including the number of Common Shares beneficially owned, or controlled or directed, directly or indirectly, by such person or the person’s associates or affiliates as at the Record Date. The information as to Common Shares beneficially owned, or controlled or directed, directly or indirectly, not being within the knowledge of the Company, has been furnished by the respective proposed Nominees individually, and such information does not include Common Shares issuable upon the exercise of options, warrants or other convertible securities of the Company. Except as indicated below, each of the proposed Nominees has held the principal occupation shown beside the Nominee’s name in the table below or another executive office with the same or a related company, for the last five years.

Name of Nominee, Current Position with the Company, and Province/State and Country of Residence	Occupation, Business or Employment	Director Since	Number and Percentage of Common Shares Beneficially Owned, or Controlled or Directed, Directly or Indirectly(1)
Darren Cox Bicester, England Chief Executive Officer, President and Director	CEO of the Company since July 2019. President of the Company from April 2019 to present. Chief Marketing Officer and Managing Director of Millennial Esports Europe from July 2017 to April 2019. Founder of IDEAS+CARS from November 2015 to present. Global Head of Brand, Sales and Marketing of Nissan Motor Corporation from February 2014 to October 2015.	Acted as CMO July 2017 – April 2019; appointed President and director in April 2019; appointed CEO in July 2019	Nil
Peter Liabotis Oakville, Ontario Director	Chief Financial Officer of SOL Global Investments Corp. from September 2018 to present. Chief Financial Officer of Gravitas Financial Inc. from May 2017 to September 2018. Independent Senior Financial Consultant from October 2015 to April 2017. Chief Financial Officer of Energizer Resources Inc. from September 2012 to September 2015. Chief Financial Officer of MacDonald Mines Exploration Ltd. from October 2013 to September 2015. Chief Financial Officer of Red Pine Exploration Inc. from September 2012 to September 2015. Chief Financial Officer of Honey Badger Exploration Inc from September 2012 to September 2015. Director of Honey Badger Exploration Inc from October 2019 to February 2016.	December 2018	Nil
Bryan Reyhani New York City, USA Director	Managing Director, Legal and Business Strategy of Eastmore Group from December 2017 to present. Partner at law firm Reyhani Nemirovsky LLP from April 2012 to October 2017.	December 2018	Nil

Notes:

(1)	Information in the table above is derived from the Company’s review of insider reports filed with System for Electronic Disclosure by Insiders (SEDI) and from information furnished by the respective director Nominees.

Darren Cox is a motor industry innovator with over 20 years’ experience. His previous success with Nissan and Sony in coming up with the concept of GT Academy and deploying it for 8 years paved the way for esports within the racing game genre and is still considered to be a benchmark programme within esports racing to this day. Darren held several senior roles in the Renault Nissan Alliance including Global Head of Motorsport, Sales and Marketing; Director for Performance Brands; and Brand Director, Europe. While at Nissan, he was awarded several accolades internally for his role in launching the Nissan Juke SUV and leading the Nissan Qashqai model to 250,000 sales in one year.

Darren has since founded two gaming-focused companies and has remained at the forefront at the crossover of gaming and racing, launching the World’s Fastest Gamer brand and working behind the scenes with some of the biggest brands in F1, gaming and the automotive industry.

Peter Liabotis is a Canadian Chartered Professional Accountant and a veteran senior corporate finance executive. Mr. Liabotis is currently the Chief Financial Officer of SOL Global Investments Corp., a public company that invests through various vehicles primarily in the cannabis space both in Canada and internationally. In addition, Mr. Liabotis has been the Chief Financial Officer of numerous public and private companies during his 25 year career. Mr. Liabotis has acquired strong knowledge in public markets in terms of financial reporting, mergers and acquisition activity and capital structuring and raising.

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Bryan Reyhani is currently Managing Director of the Eastmore Group where he is responsible for various legal and business strategy in both the public and private markets. He began his professional career in the Office of General Counsel at Merrill Lynch (1999-2003). From there, he joined the financial services and regulatory practice group at Loeb & Loeb LLP, where he spent approximately nine years and made partner (2003-2012). In 2012, he co-founded his own law practice, Reyhani Nemirovsky LLP, where he and the firm handled a wide variety of regulatory matters, litigations and corporate disputes, and developed a specialty practice related to blockchain technology and cryptocurrencies.

In 2014, Mr. Reyhani co-founded SolidX Partners, a venture capital-backed startup in the developing digital asset capital markets arena. In February 2016, Mr. Reyhani was appointed the Chairman of the Board of Directors of NASDAQ listed FXCM (n/k/a GLBR; OTC), is currently on the Board of GLBR, and has handled various investor, regulatory, financing and corporate governance matters generally related to a publicly traded company. Mr. Reyhani graduated from Syracuse University, BA, Political Science, cum laude, and received his JD from Brooklyn Law School.

Orders, Penalties and Bankruptcies

To the knowledge of the Company, as of the date hereof, no Nominee:

(a)	is, or has been, within 10 years before the date hereof, a director, CEO or CFO of any company (including the Company) that:

(i)	was subject to an order that was issued while the proposed director was acting in the capacity as director, CEO or CFO, or

(ii)	was subject to an order that was issued after the proposed director ceased to be a director, CEO or CFO and which resulted from an event that occurred while that person was acting in the capacity as director, CEO or CFO;

(b)	is, or has been, within 10 years before the date hereof, a director or executive officer of any company (including the Company) that, while such Nominee was acting in that capacity, or within a year of such Nominee ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(c)	has, within 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangements or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of such Nominee.

For the purposes of the above section, the term “order” means:

(a)	a cease trade order, including a management cease trade order;

(b)	an order similar to a cease trade order; or

(c)	an order that denied the relevant company access to any exemption under securities legislation,

that was in effect for a period of more than 30 consecutive days.

To the knowledge of the Company, as of the date hereof, no Nominee has been subject to:

(a)	any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body,

that would likely be considered important to a reasonable Shareholder in deciding to vote for a proposed director.

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2019 Cease Trade Order

On January 7, 2019, the Ontario Securities Commission (“OSC”) issued a temporary cease trade order against the Company for failure to file its annual financial statements for the fiscal year ended August 31, 2018, the related management’s discussion and analysis and the related certification of the annual filings by the deadline of December 31, 2018. On April 8, 2019 the Company filed its annual financial statements and the other requisite documents. The OSC lifted the cease trade order on April 9, 2019. The Company was reinstated for trading on the TSXV and the Common Shares resumed trading on April 16, 2019.

All of the current directors and executive officers of the Company were acting in their current roles throughout the duration of the cease trade order, with the exception of Darren Cox, who was promoted from Chief Marketing Officer to President and a director of the Company on April 8, 2019 and to Chief Officer of the Company on July 17, 2019.

Appointment of Auditor

Effective November 26, 2018, MNP LLP, Chartered Accountants, (“MNP”) resigned as the auditors for the Company and also effective November 26, 2018, UHY McGovern Hurley LLP, Chartered Accountants, (“UHY”) were appointed as the auditors of the Company, with offices at 251 Consumers Road, Suite 800, Toronto, Ontario, M2J 4R3. MNP were previously the auditors of the Company since April 2011. The appointment of UHY has been considered by the Audit Committee and the Board. There was no “reportable event” within the meaning of NI 51-102 in connection with the audits of the Company’s two most recently completed fiscal years and up to November 26, 2018.

In accordance with Section 4.11 of NI 51-102, a notice of change of auditor was sent to MNP and UHY, each of which provided a letter to the securities regulatory authority in each province where the Company is a reporting issuer stating that they agree, or that they have no basis to either agree or disagree, with the statements in the notice of change of auditor. Those statements include (i) that there have been no reservations in the reports of MNP on any of the financial statements of the Company until November 26, 2018 and (ii) that there have been no “reportable events” (as defined in NI 51-102).

A reporting package, as defined in NI 51-102, is attached as Schedule “B” to this Information Circular and includes the notice of change of auditor and the above-mentioned letters from MNP and UHY to the applicable securities regulatory authorities.

The persons named in the accompanying form of proxy will, in the absence of specifications or instructions to withhold from voting on the form of proxy, vote FOR the appointment of UHY as the auditors of the Company, to hold office until the next annual meeting of shareholders of the Company and to authorize the Board to fix such auditor’s remuneration.

Omnibus Incentive Plan

At the Meeting, Shareholders will be asked to consider and if thought fit, approve a resolution in the form attached as Schedule “C” hereto, approving a new omnibus equity incentive plan (the “Omnibus Plan”). A copy of the Omnibus Plan is attached hereto as Schedule “D”. Pursuant to the policies of the TSXV, the Omnibus Plan must be approved by disinterested shareholders at the Meeting.

The Company’s current compensation program, described elsewhere in this Information Circular (see “Statement of Executive Compensation”) provides total compensation for executives and employees in various roles that is comprised of a base salary (fixed cash amount), short-term incentive plan (annual, discretionary cash bonus) and lastly, long-term equity-based incentives (stock options) that align employees’ interests with those of Shareholders. The stock options are currently granted under the Company’s Rolling Plan, which was last approved by the Shareholders on February 27, 2018. For further information on the Rolling Plan, see “Statement of Executive Compensation – Summary of the Rolling Plan”.

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Summary of Material Terms

All directors, officers, employees and consultants of the Company and/or its affiliates (“Eligible Participants”) are eligible to receive awards of Common Share purchase options (“Options”) restricted stock units (“RSUs”), and deferred stock units (“DSUs” and collectively with the Options and RSUs, the “Awards”). A copy of the full Omnibus Plan is attached as Schedule “D” to this Information Circular.

Subject to final TSXV approval, the Omnibus Plan will, in respect of options to purchase Common Shares, serve as the successor to the Rolling Plan, and no further options to purchase Common Shares will be granted under the Rolling Plan from and after the effective date of the Omnibus Plan.

The Omnibus Plan would provide the Board with the flexibility to make broader and different forms of equity awards for the Eligible Participants and thereby maintain a competitive compensation structure. Further, the use of a wider range of equity-based compensation as part of a total compensation package gives the Board more flexibility in setting the base salaries of the various Eligible Participants. This would give the Company greater control over the management of its fixed cash expenses in the area of employee compensation.

Under the Omnibus Plan, the maximum number of Common Shares issuable from treasury pursuant to Awards shall not exceed 10% of the total outstanding Common Shares from time to time less the number of Common Shares issuable pursuant to all other security-based compensation arrangements of the Company.

The Omnibus Plan with respect to the Options is considered a “rolling plan”, and as a result, any and all increases in the number of issued and outstanding Common Shares will result in an increase to the number of Common Shares available to grant. Common Shares in respect of which Options have not been exercised and are no longer subject to being purchased pursuant to the terms of any Options shall be available for further Options under the Omnibus Plan.

For so long as the Company is listed on the TSXV or on another exchange that requires the Company to fix the number of Common Shares to be issued in settlement of Awards that are not Options, the maximum number of Common Shares available for issuance pursuant to the settlement of RSUs and DSUs together shall be an aggregate of 400,000 Common Shares.

The maximum number of Common Shares subject to any Award which may be granted under the Omnibus Plan during any fiscal year of the Company to any participant shall be 10% Common Shares per type of Award provided that the maximum number of Common Shares for all types of Awards granted to any participant does not exceed 10% Common Shares during any fiscal year of the Company.

The maximum number of Common Shares for which Awards may be issued to any one participant in any 12-month period shall not exceed 5% of the outstanding Common Shares, unless the Company obtains disinterested shareholder approval as required by the policies of the TSXV. The aggregate number of Common Shares for which Awards may be issued to any one consultant within any 12-month period shall not exceed 2% of the outstanding Common Shares, calculated on the date an Award is granted to the consultant. The aggregate number of Common Shares for which Options may be issued to any persons retained to provide Investor Relations Activities (as defined by the TSXV) within any 12-month period shall not exceed 2% of the outstanding Shares, calculated on the date an Option is granted to such persons.

Further, unless disinterested shareholder approval as required by the policies of the TSXV is obtained: (i) the maximum number of Common Shares for which Awards may be issued to insiders of the Company (as a group) at any point in time shall not exceed 10% of the outstanding Common Shares; and (ii) the aggregate number of Awards granted to insiders of the Company (as a group), within any 12-month period, shall not exceed 10% of the outstanding Common Shares, calculated at the date an Award is granted to any insider.

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The Board may provide the circumstances in which Awards shall be exercised, vested, paid or forfeited in the event a participant ceases to provide service to the Company or any affiliate of the Company prior to the end of a performance period or exercise or settlement of such Award. On the occurrence of a Change in Control (as such term is defined in the Omnibus Plan) the Board will take such steps as are reasonably necessary or desirable to cause the conversion or exchange or replacement of outstanding Awards into, or for, rights or other securities of substantially equivalent (or greater) value in the continuing entity. The Board may, in its sole discretion, change the Performance Criteria (as defined in the Omnibus Plan) or accelerate the vesting and/or the expiry date of any or all outstanding Awards to provide that, notwithstanding the Performance Criteria and/or vesting provisions of such Awards, such designated outstanding Awards shall be fully performed and/or vested and conditionally exercisable upon (or prior to) the completion of the Change in Control provided that the Board shall not, in any case, authorize the exercise of Awards beyond the expiry date of the Awards.

The Board may amend the Omnibus Plan or any Award at any time without the consent of a participant provided that such amendment shall (i) not adversely alter or impair any Award previously granted except as permitted by the terms of the Omnibus Plan, (ii) be in compliance with applicable law and subject to any regulatory approvals including, where required, the approval of the TSXV, and (iii) be subject to shareholder approval, where required by law, the requirements of the TSXV or the Omnibus Plan, provided however that shareholder approval shall not be required for the following amendments and the Board may make any changes which may include but are not limited to: (i) amendments of a general housekeeping or clerical nature that, among others, clarify, correct or rectify any ambiguity, defective provision, error or omission in the Omnibus Plan; (ii) changes that alter, extend or accelerate the terms of vesting or settlement applicable to any Award; and (iii) a change to the Eligible Participants under the Omnibus Plan.

As described in the Omnibus Plan, the following amendments require the approval of Shareholders: (i) a change to the maximum number of Common Shares that may be made the subject of Awards under the Omnibus Plan; (ii) any amendment which reduces the exercise price of any Award, as applicable, after such Awards have been granted or any cancellation of an Award and the substitution of that Award by a new Award with a reduced price; (iii) any amendment which extends the expiry date of any Award, or the restriction period of any RSU beyond the original expiry date; (iv) any amendment which would have the potential of broadening or increasing participation by insiders; (v) any amendment which would permit any Award granted under the Plan to be transferable or assignable by any Participant other than as expressly permitted; (vi) any amendment which increases the maximum number of Shares that may be (a) issuable to insiders and associates of such insiders at any time; or (b) issued to insiders and associates of such insiders and any other proposed or established share compensation arrangement in a one-year period; or (vii) any amendment to the amendment provisions of the Omnibus Plan. Common Shares held directly or indirectly by insiders benefiting from the amendments in sections (ii) and (iii) above shall be excluded when obtaining such shareholder approval.

The Board may, subject to regulatory approval, discontinue the Omnibus Plan at any time without the consent of the participants provided that such discontinuance shall not materially and adversely affect any Awards previously granted to a Participant under the Omnibus Plan.

The Board (or the designate committee of the Board) may, by resolution, but subject to applicable regulatory approvals, decide that any of the provisions of the Omnibus Plan concerning the effect of termination of the participant’s employment shall not apply for any reason acceptable to the Board (or a committee thereof).

All Awards granted under the Omnibus Plan are non-transferable in any manner, including assignment, except as may be permitted by the Board (or the designate committee of the Board), or as specifically provided in the agreement for an Award granted under the Omnibus Plan.

Options

The Omnibus Plan will replace the Company’s existing Rolling Plan. Once the Omnibus Plan is approved, no further Options will be granted under the Rolling Plan and all outstanding Options will be governed by the Omnibus Plan.

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The Board shall determine, at the time of granting the particular Option, the period during which the Option is exercisable, commencing on the date such Option is granted to the participant and ending as specified in the Omnibus Plan or in the underlying option agreement, but in no event shall an Option expire on a date which is later than ten (10) years from the date the Option is granted. Unless otherwise determined by the Board, all unexercised Options shall be cancelled at the expiry of such Options. The exercise price for Common Shares that are the subject of any Option shall be fixed by the Board when such Option is granted, but shall not be less than the “Market Value” (as defined in the Omnibus Plan) of such Common Shares at the time of the grant.

Should the expiration date for an Option fall within a “Black-Out Period” (as defined in the Omnibus Plan) or within nine (9) business days following the expiration of a Black-Out Period, such expiration date shall be automatically extended without any further act or formality to that date which is the tenth business day after the end of the Black-Out Period, such tenth business day to be considered the expiration date for such Option for all purposes under the Omnibus Plan. The ten (10) business day period may not be extended by the Board.

In order to facilitate the payment of the exercise price of the Options, the Omnibus Plan has a cashless exercise feature pursuant to which a participant may elect to undertake either a broker assisted ‘‘cashless exercise’’ or a ‘‘net exercise’’ subject to the procedures set out in the Omnibus Plan, including the consent of the Board, where required.

In particular, a participant may, by surrendering an Option (“Surrender”) with a properly endorsed notice of Surrender, elect to receive that number of Common Shares calculated using the following formula:

X = Y (A-B)

A

Where:

X = the number of Shares to be issued to the Participant
Y = the number of Shares underlying the Options to be Surrendered
A = the Market Value of the Shares as at the date of the Surrender
B = the Option Price of such Options.

(All such terms as defined in the Omnibus Plan).

DSUs

The Omnibus Plan also provides the Board with the authority to grant DSUs to participants. DSUs represent “phantom shares” or a contractual right to receive a payment in cash or in Common Shares, that is only made after the termination, retirement, or death of the holder of the DSU. Under the Omnibus Plan, DSUs may only be granted to an “Eligible Director”, defined as any Board member who, at the time of execution of a grant agreement, and at all times thereafter while they continue to serve as a member of the Board, are not officers, senior executives or other employees of the Company or consultants or service providers providing ongoing services to the Company and its affiliates. Each Eligible Director shall receive his or her annual retainer fee in the form of a grant of DSUs in each fiscal year. The number of DSUs shall be calculated as the Eligible Director’s annual retainer fee divided by the Market Value (as defined in the Omnibus Plan). At the discretion of the Board, fractional DSUs will not be issued and any fractional entitlements will be rounded down to the nearest whole number.

Unless otherwise set forth in an underlying DSU Agreement, each DSU shall vest as to 50% on the sixth month anniversary of the date of grant and 50% on the anniversary of the date of grant. Subject to vesting and other conditions and provisions set forth in the Omnibus Plan and in an underlying DSU Agreement, each DSU awarded to an Eligible Director shall entitle the Eligible Director to redeem such DSU in exchange for one (1) Common Share issued from treasury.

Each Eligible Director shall be entitled to redeem his or her DSUs during the period commencing on the business day immediately following the date of termination (the “Termination Date”) and ending on the date that is two years following such termination date, or a shorter such redemption period set out in the relevant DSU Agreement, by providing a written notice of settlement to the Company setting out the number of DSUs to be settled and the particulars regarding the registration of the Common Shares issuable upon settlement (the “DSU Redemption Notice”).

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If a DSU Redemption Notice is not received by the Company on or before the 90th day following the date of termination, the Eligible Director shall be deemed to have delivered a DSU Redemption Notice and the Company shall redeem all of the Eligible Director’s DSUs in exchange for Common Shares to be delivered to the Eligible Director, administrator or liquidator of the estate of the Eligible Director, as applicable.

Notwithstanding any other provision of the Omnibus Plan, in the event that (i) a DSU Redemption Notice is received during a Black-Out Period or other trading restriction imposed by the Company; or (ii) the Eligible Director has not delivered a DSU Redemption Notice and the 90th day following the Termination Date falls during a Black-Out Period or other trading restriction imposed by the Company, then settlement of the applicable DSUs shall be automatically extended to the tenth (10th) business day following the date that such Black-Out Period or other trading restriction is lifted, terminated or removed.

RSUs

The Omnibus Plan also authorizes the Board to grant RSUs, which provide a contractual right to receive Common Shares, vesting over a three-year period. RSUs add a medium-term incentive option to the Company’s compensation program. RSUs are considered “medium-term” incentives because they vest from one to three years from the date of grant. The RSUs are subject to such restrictions and conditions as the Board may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.

For each award of RSUs, the Board shall establish the period in which any “Performance Criteria” (as defined in the Omnibus Plan) and other vesting conditions must be met in order for a participant to be entitled to receive Common Shares in exchange for all or a portion of the RSUs held by such participant (the “Performance Period”), provided that such Performance Period may be no longer than three (3) years after the calendar year in which the Award was granted.

Unless otherwise set forth in an underlying RSU Agreement, each RSU shall vest as to 1/3 on each of the first, second and third anniversary of the date of grant. Subject to the vesting and other conditions and provisions set forth in the Omnibus Plan and in an underlying RSU Agreement, the Board shall determine whether each RSU awarded to a Participant shall entitle the Participant: (i) to receive one Common Share issued from treasury; (ii) to receive the “Cash Equivalent” of one Common Share; or (iii) to elect to receive either one Common Share from treasury, the Cash Equivalent of one Common Share or a combination of cash and Common Shares.

The vesting determination date means the date on which the Board determines if the Performance Criteria and/or other vesting conditions with respect to a RSU have been met (the “RSU Vesting Determination Date”), and as a result, establishes the number of RSUs that become vested, if any.

Except as otherwise provided in an underlying RSU Agreement, in the event that the vesting conditions, the Performance Criteria and Performance Period, if applicable, of an RSU are satisfied, all of the vested RSUs covered by a particular grant may, subject to the provisions for Black-Out Periods (described below), be settled at any time beginning on the first business day following their RSU Vesting Determination Date but no later than the date that is five (5) years from their RSU Vesting Determination Date (the “RSU Settlement Date”).

Settlement of RSUs shall take place promptly following the RSU Settlement Date and take the form set out in an RSU settlement notice through: (a) in the case of settlement of RSUs for their Cash Equivalent, delivery of a cheque to the Participant representing the Cash Equivalent; (b) in the case of settlement of RSUs for Common Shares, delivery of a share certificate to the Participant or the entry of the Participant’s name on the share register for the Common Shares; or (c) in the case of settlement of the RSUs for a combination of Common Shares and the Cash Equivalent, a combination of (a) and (b).

Notwithstanding any other provision of the Omnibus Plan, in the event that an RSU Settlement Date falls during a Black-Out Period or other trading restriction imposed by the Company and the Participant has not delivered an RSU settlement notice, then such RSU Settlement Date shall be automatically extended to the tenth (10th) business day following the date that such Black-Out Period or other trading restriction is lifted, terminated or removed.

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Conclusion

With shareholder approval of the Omnibus Plan, the main components of the compensation program will be:

●	the fixed base salary;

●	short-term incentives – the annual discretionary cash bonus; and

●	medium and long-term equity-based incentives – Options, DSUs and RSUs.

The Omnibus Plan serves several purposes for the Company. One purpose is to develop the interests of Eligible Participants in the growth and development of the Company by providing such persons with the opportunity to acquire a proprietary interest in the Company. All Eligible Participants are considered eligible to be selected to receive an Award under the Omnibus Plan. Another purpose is to attract and retain key talent and valuable Eligible Participants, who are necessary to the Company’s success and reputation, with a competitive compensation mechanism. Finally, the Omnibus Plan will align the interests of the participants with those of the Company’s shareholders by devising a compensation mechanism which encourages the prudent maximization of distributions to shareholders and long-term growth.

As of the Record Date, there were an aggregate of 532,999 Options outstanding and unexercised under the existing Rolling Plan. The Omnibus Plan will be administered by the Board of the Company or such committee as may be designated by the Board to administer the Omnibus Plan. The Omnibus Plan must be renewed at each annual shareholder meeting according to TSXV rules.

At the Meeting, Shareholders will be asked to pass an ordinary resolution, the full text of which is set out in Schedule “C” to this Information Circular (the “Omnibus Resolution”). In order to be adopted, the Omnibus Resolution must be passed by a simple majority of the votes cast in person or by proxy, at the Meeting, of disinterested shareholders. All directors and senior officers and their associates and affiliates will be excluded from voting on the Omnibus Resolution including Darren Cox, Peter Liabotis and Bryan Reyhani. As of the date hereof, the Company has advised that a total of nil Common Shares will be excluded from voting on the Omnibus Resolution.

The Board unanimously recommends that the shareholders vote FOR the Omnibus Resolution. It is intended that the Common Shares represented by proxies in favour of management nominees will be voted in favour of the Omnibus Resolution in the absence of direction to the contrary from the shareholder appointing them. An affirmative vote of a majority of the votes cast by disinterested shareholders at the meeting is sufficient for approval of the Omnibus Resolution.

Approval of Share Consolidation

The Board has determined that it would be in the best interests of the Company to effect a consolidation of all of the issued and outstanding Common Shares on the basis of one (1) post-Consolidation Common Share for up to a maximum of five (5) pre-Consolidation Common Shares, or such other consolidation ratio that the Board deems appropriate provided that such ratio shall not be greater than one (1) post-Consolidation Common Share for up to a maximum of five (5) pre-Consolidation Common Shares (the “Consolidation”). The text of the special resolution that will be submitted to Shareholders at the Meeting is set forth under Schedule “E” hereto (the “Consolidation Resolution”).

The Board believes that the Consolidation will optimize the capital structure of the Company and may provide the Company with greater flexibility to pursue future opportunities, when and if such opportunities may be identified. As provided in the Consolidation Resolution, the Board may, in its sole discretion and without further approval of the Shareholders, decide not to proceed with the Consolidation.

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As at the Record Date, the authorized share capital of the Company consists of an unlimited number of Common Shares of which 11,732,949 Common Shares are issued and outstanding. If the Consolidation is approved and implemented, the number of issued and outstanding Common Shares will decrease to approximately 2,346,589 Common Shares assuming the maximum Consolidation ratio of one (1) post-Consolidation Common Share for five (5) pre-Consolidation Common Shares. The implementation of the Consolidation will not affect any Shareholder’s proportionate voting rights (subject to the treatment of fractional Common Shares) or percentage of ownership in the Company, even though such ownership will be represented by a smaller number of Common Shares. In the event the Consolidation would result in the issuance of a fractional Common Share, no fractional Common Share will be issued and any resulting fraction will be rounded down to the nearest whole number.

To be effective, the proposed Consolidation must be approved by the TSXV and not less than two-thirds (2/3) of the votes cast by holders of the Common Shares present in person or represented by proxy and entitled to vote at the Meeting.

The Board unanimously recommends that the shareholders vote FOR the Consolidation Resolution. It is intended that the Common Shares represented by proxies in favour of management nominees will be voted in favour of the Consolidation Resolution in the absence of direction to the contrary from the shareholder appointing them.

Approval of Name Change

The Board propose to change the name of the Company to “Torque Esports Corp.”, or such other similar name as may be determined by the Board (the “Name Change”). The Name Change remains subject to all required regulatory approvals, including both TSXV approval and Shareholder approval.

The Company has recently restructured its business and leadership team. The Board feels that the Name Change is in the best interests of the Company in order to reflect the recent changes in the Company’s business activities and its exclusive focus on two areas – (1) esports racing; and (2) esports data provision.

At the Meeting, the Shareholders will be asked to consider and, if thought appropriate, to pass, with or without variation, a special resolution (the “Name Change Resolution”) authorizing the Name Change, the full text of which is set out in Schedule “F” hereto. The Name Change Resolution must be approved by special resolution in order to become effective. To pass, a special resolution requires the affirmative vote of not less than two-thirds (2/3) of the votes cast by the holders of Common Shares present at the Meeting in person or by proxy.

The Board unanimously recommends that the shareholders vote FOR the Name Change Resolution. It is intended that the Common Shares represented by proxies in favour of management nominees will be voted in favour of the Name Change Resolution in the absence of direction to the contrary from the shareholder appointing them.

Indication of Officer and Directors

All of the directors and executive officers of the Company have indicated that they intend to vote their Common Shares in favour of each of the above resolutions. In addition, unless authority to do so is indicated otherwise, the persons named in the enclosed Proxy intend to vote the Common Shares represented by such proxies in favour of each of the above resolutions.

ADDITIONAL INFORMATION

Additional information relating to the Company is on SEDAR at www.sedar.com. Shareholders may contact the Company at 77 King Street West, Suite 3000, P.O Box 95, Toronto Ontario, M5K 1G8, to request copies of the Company’s financial statements and MD&A. Financial information is provided in the Company’s comparative financial statements and MD&A for the fiscal year ended August 31, 2018 and subsequent interim periods, which are filed on SEDAR.

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OTHER MATTERS

Management of the Company is not aware of any other matter to come before the Meeting other than as set forth in the Notice. If any other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares represented thereby in accordance with their best judgment on such matter.

The contents of this Information Circular and its distribution to Shareholders have been approved by the Board.

DATED September 6, 2019

BY ORDER OF THE BOARD

/s/ “ Darren Cox”

Darren Cox
Chief Executive Officer

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SCHEDULE “A”

AUDIT COMMITTEE CHARTER

MILLENNIAL ESPORTS CORP.

(the “Company”)

1.	PURPOSE AND COMPOSITION

The purpose of the Audit Committee (the “Committee”) of the Company is to assist the Board of directors (the “Board”) in reviewing:

(a)	the Company’s financial disclosure;

(b)	the qualifications and independence of the Company’s external auditor; and

(c)	the performance of the external auditor.

The Committee of the Company shall be composed of not less than three directors of the Company, a majority of whom shall be independent within the meaning of NI 52-110, as amended or replaced form time to time.

2.	RESPONSIBILITIES AND DUTIES

To fulfil its responsibilities and duties the Committee shall:

(a)	Financial Disclosure

(i)	review the Company’s:

(A)	interim and annual financial statements;

(B)	management’s discussions and analyses;

(C)	interim and annual earnings press releases;

(D)	annual information forms;

(E)	filing statements;

(F)	other documents containing audited or unaudited financial information, at its discretion; and

(G)	report thereon to the Board before such documents are approved by the Board and disclosed to the public; and

(ii)	be satisfied that adequate procedures are in place for the review of the Company’s public disclosure of financial information extracted or derived from the Company’s financial statements, other than the disclosure provided by the financial statements, management’s discussions and analyses and earnings press releases, and shall periodically assess the adequacy of those procedures.

A-1

(b)	External Audit

(i)	recommend to the Board the external auditor to be appointed for purposes of preparing or issuing an auditor’s report or performing other audit, review or attest services;

(ii)	review and approve the audit plan, the terms of the external auditor’s engagement, the appropriateness and reasonableness of proposed audit fees, and any issues relating to the payment of audit fees, and make a recommendation to the Board with respect to the compensation of the external auditor;

(iii)	review the independence of the external auditor;

(iv)	meet with the external auditor and with management to discuss the audit plan, audit findings, any restrictions on the scope of the external auditor’s work, and any problems that the external auditor experiences in performing the audit;

(v)	review with the external auditor and management any changes in Generally Accepted

(vi)	Accounting Principles that may be material to the Company’s financial reporting;

(vii)	review pro forma or adjusted information not in accordance with GAAP;

(viii)	have the authority to communicate directly with the external auditor;

(ix)	require the external auditor to report directly to the Committee;

(x)	directly oversee the work of the external auditor that is related to the preparation or issue of an auditor’s report or other audit, review or attest services for the Company, including the resolution of disagreements between management and the external auditor regarding financial reporting;

(xi)	meet with the external auditor to discuss the annual financial statements (including the report of the external auditor thereon) and the interim financial statements (including the review engagement report of the external auditor thereon);

(xii)	review any management letter containing the recommendations of the external auditor, and the response and follow up by management in relation to any such recommendations;

(xiii)	review any evaluation of the Company’s internal control over financial reporting conducted by the external auditor, together with management’s response;

(xiv)	pre-approve (or delegate such pre-approval to one or more of its independent members) in accordance with a pre-approval policy, all engagements for non-audit services to be provided to the Company or its subsidiary entities by the external auditor, together with all non-audit services fees, and consider the impact of such engagements and fees on the independence of the external auditor;

(xv)	review and approve the Company’s hiring policy regarding partners, employees and former partners and employees of the present and former external auditor of the Company; and

(xvi)	in the event of a change of auditor, review and approve the Company’s disclosure relating thereto.

(c)	Financial Complaints Handling Procedures

(i)	establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

(ii)	establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

A-2

3.	OPERATION OF THE COMMITTEE

In connection with the discharge of its duties and responsibilities, the Committee shall observe the following procedures:

(a)	Reporting. The Committee shall report to the Board.

(b)	Meetings. The Committee shall meet at least four times every year, and more often if necessary, to discharge its duties and responsibilities hereunder.

(c)	Advisors. The Committee shall have the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties and to set and pay, at the Company’s expense, the compensation of such advisors.

(d)	Chairman. The Committee will recommend a director as Chairman of the Committee to the Board for approval. If the Chairman of the Committee is not present at any meeting of the Committee, one of the other members of the Committee present at the meeting shall be chosen by the Committee to preside.

(e)	Quorum. A majority of committee members, present in person, by video-conference, by telephone or by a combination thereof, shall constitute a quorum.

(f)	Secretary. The Committee shall appoint a Secretary who need not be a member of the Committee or a director of the Company. The Secretary shall keep minutes of the meetings of the Committee.

(g)	Calling of Meetings. A meeting of the Committee may be called by the Chairman of the Committee, by the external auditor of the Company, or by any member of the Committee.

(h)	Notice of meeting. Notice of the time and place of every meeting may be given orally, in writing, by facsimile or by e-mail to each member of the Committee at least 48 hours prior to the time fixed for such meeting. A member may in any manner waive notice of the meeting. Attendance of a member at the meeting shall constitute waiver of notice of the meeting, except where a member attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting was not lawfully called.

(i)	Auditor’s Attendance at Meetings. The external auditor shall be entitled to receive notice of every meeting of the Committee and, at the expense of the Company, to attend and be heard at any meeting of the Committee. If so requested by a member of the Committee, the external auditor shall attend every meeting of the Committee held during the term of office of the external auditor.

(j)	Access to Information. The Committee shall have access to any information, documents and records that are necessary in the performance of its duties and the discharge of its responsibilities under this Charter.

(k)	Review of Charter. The Committee shall periodically review this Charter and recommend any changes to the Board as it may deem appropriate.

(l)	Reporting. The Chairman of the Committee shall report to the Board, at such times and in such manner, as the Board may from time to time require and shall promptly inform the Chairman of the Company of any significant issues raised during the performance of the functions as set out herein, by the external auditor or any Committee member, and shall provide the Chairman copies of any written reports or letters provided by the external auditor to the Committee

A-3

SCHEDULE “B”

CHANGE OF AUDITOR REPORTING PACKAGE

SCHEDULE A

MILLENNIAL ESPORTS CORP.

NOTICE OF CHANGE OF AUDITOR

TO: **MNP LLP**

AND TO: **UHY McGovern Hurley LLP**

TAKE NOTICE THAT:

(a) MNP LLP, the former auditors of **MILLENNIAL ESPORTS CORP.** (the "Company") tendered their resignation effective November 26, 2018 and the directors of the Company have appointed UHY McGovern Hurley LLP, as successor auditors in their place;

(b) the resignation of MNP LLP, and the appointment of UHY McGovern Hurley LLP in their place have been approved by the Board of Directors of the Company;

(c) there have been no reservations contained in the former auditors' reports on any of the financial statements of the Company until November 26, 2018; and

(d) there are no reportable events (as defined in 7(e) of National Instrument 51-102).

DATED at Toronto, Ontario this 26th day of November, 2018.

BY ORDER OF THE BOARD

"Rob Suttie"

Rob Suttie,
Chief Financial Officer

B-1

MNP LLP

November 26, 2018

Ontario Securities Commission
Alberta Securities Commission
British Columbia Securities Commission

Dear Sirs/Mesdames:

Re: Millennial Esports Corp. (the, "Company")
Notice of Change of Auditor Pursuant to NI 51-102 (Part 4.11)

In accordance with Part 4.11 of National Instrument 51-102, we have reviewed the Company's Notice of Change of Auditor (the, "Notice") dated November 26, 2018. Based on our information as of this date, we agree with Statements #(a) through #(c) contained in the Notice. We have no basis to agree or disagree with Statement #(d) contained in the Notice.

Yours truly,

MNP LLP

Chartered Professional Accountants
Licensed Public Accountants

Praxity
BEST EMPLOYER
ACCOUNTING > CONSULTING > TAX
SUITE 300, 111 RICHMOND STREET W, TORONTO ON, M5H 2G4
1.877.251.2922 T: 416.596.1711 F: 416.596.7894 MNP.ca

B-2

UHY McGovern Hurley LLP
Chartered Professional Accountants

Tel 416-496-1234
Fax 416-496-0125
Email info@uhymh.com
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December 12, 2018

To: Ontario Securities Commission
Alberta Securities Commission
British Columbia Securities Commission

Dear Sirs/Mesdames:

Re: Notice of Change of Auditor of Millennial Esports Corp. (the "Company")

We have reviewed the information contained in the Change of Auditor Notice of the Company dated November 26, 2018 (the "Notice"), delivered to us pursuant to National Instrument 51-102 — *Continuous Disclosure Obligations*.

Based on our knowledge as of the date hereof, we agree with the statements contained in the Notice. We have no basis to agree or disagree with the comments in the notice relating to MNP LLP.

Yours very truly,

UHY McGovern Hurley LLP

UHY McGovern Hurley LLP

Chartered Professional Accountants
Licensed Public Accountants

A member of UHY International, a network of independent accounting and consulting firms

B-3

SCHEDULE “C”

OMNIBUS PLAN RESOLUTIONS OF THE SHAREHOLDERS

OF

MILLENNIAL ESPORTS CORP.

Omnibus Incentive Plan

WHEREAS the Board of Directors (the “Board”) of Millennial Esports Corp. (the “Corporation”) has determined that the adoption of the Omnibus Equity Incentive Plan of the Corporation (the “Omnibus Plan”), a copy of which is attached hereto as Schedule “D”, is in the best interests of the Corporation and its shareholders;

“BE IT RESOLVED AS AN ORDINARY RESOLUTION OF THE SHAREHOLDERS THAT:

1.	The Omnibus Plan substantially as described in the Management Information Circular of the Corporation dated September 6, 2019, is hereby approved, ratified and confirmed.

2.

The Omnibus Plan be authorized and approved as the stock option plan and equity incentive plan of the Corporation, subject to any limitations imposed by applicable regulations, laws, rules and policies.

3.	Any officer or director of the Corporation is authorized and directed to execute and deliver, under corporate seal or otherwise, all such documents and instruments and to do all such acts as in the opinion of such officer or director may be necessary or desirable to give effect to this resolution.”

C-1

SCHEDULE “D”

MILLENNIAL ESPORTS CORP.

OMNIBUS EQUITY INCENTIVE PLAN

i

MILLENNIAL ESPORTS CORP.
OMNIBUS EQUITY INCENTIVE PLAN

Millennial Esports Corp. (the “Corporation”) hereby establishes an Omnibus Equity Incentive Plan for certain qualified directors, officers, employees, consultants and service providers providing ongoing services to the Corporation and its Affiliates (as defined herein) that can have a significant impact on the Corporation’s long-term results.

Article 1
DEFINITIONS

1.1 Definitions.

Where used herein or in any amendments hereto or in any communication required or permitted to be given hereunder, the following terms shall have the following meanings, respectively, unless the context otherwise requires:

“Affiliates” has the meaning given to this term in the Securities Act (Ontario), as such legislation may be amended, supplemented or replaced from time to time;

“Associate”, where used to indicate a relationship with a Participant, means (i) any partner of that Participant and (ii) the spouse of that Participant and that Participant’s children, as well as that Participant’s relatives and that Participant’s spouse’s relatives, if they share that Participant’s residence;

“Awards” means Options, RSUs, DSUs granted to a Participant pursuant to the terms of the Plan;

“Black-Out Period” means a period of time when pursuant to any policies of the Corporation, any securities of the Corporation may not be traded by certain persons designated by the Corporation;

“Board” has the meaning ascribed thereto in Section 2.2(a) hereof;

“Business Day” means a day other than a Saturday, Sunday or statutory holiday, when banks are generally open for business in Toronto, Ontario, Canada, for the transaction of banking business;

“Cash Equivalent” means the amount of money equal to the Market Value multiplied by the number of vested RSUs in the Participant’s Account, net of any applicable taxes in accordance with Section 8.2, on the RSU Settlement Date;

“Change in Control” means the occurrence of any of the following events: (i) the acquisition, directly or indirectly, by any Person or group of Persons acting jointly or in concert, within the meaning of National Instrument 62-104 - Takeover Bids and Issuer Bids (or any successor instrument thereto), of a beneficial interest in voting or equity securities of the Corporation, together with all voting or equity securities of the Corporation at the time held beneficially, directly or indirectly by such person or persons acting jointly or in concert, equal to more than 50% of the votes associated with the outstanding voting securities of the Corporation; (ii) a merger, consolidation, plan of arrangement or reorganization of the Corporation that results in the beneficial, direct or indirect transfer of more than 50% of the total voting power of the resulting entity’s outstanding securities to a person, or group of persons acting jointly and in concert, who are different from the person(s) that have, beneficially, directly or indirectly, more than 50% of the total voting power prior to such transaction; (iii) any sale, lease, exchange or other transfer (in one transaction or series of related transactions) of all or substantially all of the Corporation’s property and assets, or (iv) the Corporation’s shareholders approving any plan or proposal for the liquidation or dissolution of the Corporation;

“Code of Conduct” means any code of conduct adopted by the Corporation, as modified from time to time;

“Committee” has the meaning ascribed thereto in Section 2.2(a) hereof;

“Corporation” means Millennial Esports Corp., a corporation existing under the Business Corporations Act (Ontario), as amended from time to time;

“DSU” means a deferred share unit, which is a bookkeeping entry equivalent in value to a Share credited to a Participant’s Account in accordance with Article 4 hereof;

“DSU Agreement” means a written letter agreement between the Corporation and a Participant evidencing the grant of DSUs and the terms and conditions thereof, substantially in the form of Appendix “B”;

“DSU Redemption Notice” has the meaning ascribed thereto in Section 4.3(a) hereof;

“Eligible Director” means members of the Board who, at the time of execution of a Grant Agreement, and at all times thereafter while they continue to serve as a member of the Board, are not officers, senior executives or other employees of the Corporation or a Subsidiary, consultants or service providers providing ongoing services to the Corporation and its Affiliates;

“Eligible Participants” has the meaning ascribed thereto in Section 2.3(a) hereof;

“Employment Agreement” means, with respect to any Participant, any written employment agreement between the Corporation or an Affiliate and such Participant;

“Exercise Notice” means a notice in writing signed by a Participant and stating the Participant’s intention to exercise a particular Award, if applicable;

“Grant Agreement” means an agreement evidencing the grant to a Participant of an Award, including an Option Agreement, a DSU Agreement, a RSU Agreement or an Employment Agreement;

“Insider” has the meaning given to the term in TSXV Corporate Finance Manual, as same may be amended, supplemented or replaced from time to time;

“Market Value” means at any date when the market value of Shares of the Corporation is to be determined, the closing price of the Shares on the Trading Day prior to the date of grant on the principal stock exchange on which the Shares are listed, less any discount permitted by the rules or policies of the TSXV, or if the Shares of the Corporation are not listed on any stock exchange, the value as is determined solely by the Board, acting reasonably and in good faith;

“Option” means an option granted by the Corporation to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Option Price, but subject to the provisions hereof;

“Option Agreement” means a written letter agreement between the Corporation and a Participant evidencing the grant of Options and the terms and conditions thereof, substantially in the form set out in Appendix “A”;

“Option Price” has the meaning ascribed thereto in Section 3.3 hereof;

“Option Term” has the meaning ascribed thereto in Section 3.4 hereof;

“Participants” means Eligible Participants that are granted Awards under the Plan;

“Participant’s Account” means an account maintained for each Participant’s participation in DSUs and/or RSUs under the Plan;

“Performance Criteria” means criteria established by the Board which, without limitation, may include criteria based on the Participant’s personal performance and/or the financial performance of the Corporation and/or of its Affiliates, and that may be used to determine the vesting of the Awards, when applicable;

“Performance Period” means the period determined by the Board pursuant to Section 5.3 hereof;

“Person” means an individual, corporation, company, cooperative, partnership, trust, unincorporated association, entity with juridical personality or governmental authority or body, and pronouns which refer to a Person shall have a similarly extended meaning;

“Plan” means this Omnibus Equity Incentive Plan, as amended and restated from time to time;

“Restriction Period” means the period determined by the Board pursuant to Section 5.3 hereof;

“RSU” means a right awarded to a Participant to receive a payment in the form of Shares as provided in Article 4 hereof and subject to the terms and conditions of this Plan;

“RSU Agreement” means a written letter agreement between the Corporation and a Participant evidencing the grant of RSUs and the terms and conditions thereof, substantially in the form of Appendix “C”;

“RSU Settlement Date” has the meaning determined in Section 5.6(a)(i);

“RSU Settlement Notice” means a notice by a Participant to the Corporation electing the desired form of settlement of vested RSUs.

“RSU Vesting Determination Date” has the meaning described thereto in Section 5.5 hereof;

“Share Compensation Arrangement” means a stock option, stock option plan, employee stock purchase plan, long-term incentive plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to one or more full-time employees, directors, officers, insiders, service providers or consultants of the Corporation or a Subsidiary including a share purchase from treasury by a full-time employee, director, officer, insider, service provider or consultant which is financially assisted by the Corporation or a Subsidiary by way of a loan, guarantee or otherwise;

“Shares” means the common shares in the capital of the Corporation;

“Subsidiary” means a corporation, company, partnership or other body corporate that is controlled, directly or indirectly, by the Corporation;

“Successor Corporation” has the meaning ascribed thereto in Section 7.1(c) hereof;

“Tax Act” means the Income Tax Act (Canada) and its regulations thereunder, as amended from time to time.

“Termination Date” means the date on which a Participant ceases to be an Eligible Participant;

“Trading Day” means any day on which the TSXV is opened for trading;

“TSXV” means the TSX Venture Exchange; and

“Vested Awards” has the meaning described thereto in Section 6.2(b) hereof.

Article 2
PURPOSE AND ADMINISTRATION OF THE PLAN; GRANTING OF AWARDS

2.1 Purpose of the Plan.

(a)	The purpose of the Plan is to permit the Corporation to grant Awards to Eligible Participants, subject to certain conditions as hereinafter set forth, for the following purposes:

(i)	to increase the interest in the Corporation’s welfare of those Eligible Participants, who share responsibility for the management, growth and protection of the business of the Corporation or a Subsidiary;

(ii)	to provide an incentive to such Eligible Participants to continue their services for the Corporation or a Subsidiary and to encourage such Eligible Participants whose skills, performance and loyalty to the objectives and interests of the Corporation or a Subsidiary are necessary or essential to its success, image, reputation or activities;

(iii)	to reward the Participants for their performance of services while working for the Corporation or a Subsidiary; and

(iv)	to provide a means through which the Corporation or a Subsidiary may attract and retain able Persons to enter its employment.

2.2 Implementation and Administration of the Plan.

(a)	The Plan shall be administered and interpreted by the Board or, if the Board by resolution so decides, by a committee appointed by the Board (the “Committee”) and consisting of not less than three (3) members of the Board. If a Committee is appointed for this purpose, all references to the term “Board” will be deemed to be references to the Committee.

(b)	The Board may, from time to time, as it may deem expedient, adopt, amend and rescind rules and regulations for carrying out the provisions and purposes of the Plan, subject to any applicable rules of the TSXV. Subject to the provisions of the Plan, the Board is authorized, in its sole discretion, to make such determinations under, and such interpretations of, and take such steps and actions in connection with, the proper administration of the Plan as it may deem necessary or advisable. The interpretation, construction and application of the Plan and any provisions hereof made by the Board shall be final and binding on all Eligible Participants.

(c)	No member of the Board or of the Committee shall be liable for any action or determination taken or made in good faith in the administration, interpretation, construction or application of the Plan or any Award granted hereunder.
(d)	Any determination approved by a majority of the Board shall be deemed to be a determination of that matter by the Board.

2.3 Eligible Participants.

(a)	The Persons who shall be eligible to receive Awards (“Eligible Participants”) shall be the directors, officers, senior executives and other employees of the Corporation or a Subsidiary, consultants and service providers providing ongoing services to the Corporation and its Affiliates, who the Board may determine from time to time, in its sole discretion, to hold key positions in the Corporation or a Subsidiary. In determining Awards to be granted under the Plan, the Board shall give due consideration to the value of each Eligible Participant’s present and potential future contribution to the Corporation’s success. For greater certainty, a Person whose employment with the Corporation or a Subsidiary has ceased for any reason, or who has given notice or been given notice of such cessation, whether such cessation was initiated by such employee, the Corporation or such Subsidiary, as the case may be, shall cease to be eligible to receive Awards hereunder as of the date on which such Person provides notice to the Corporation or the Subsidiary, as the case may be, in writing or verbally, of such cessation, or on the Termination Date for any cessation of a Participant’s employment initiated by the Corporation.

(b)	Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect an Eligible Participant’s relationship or employment with the Corporation.

(c)	Notwithstanding any express or implied term of this Plan to the contrary, the granting of an Award pursuant to the Plan shall in no way be construed as a guarantee of employment by the Corporation to the Participant.

2.4 Shares Subject to the Plan.

(a)	Subject to adjustment pursuant to provisions of Article 7 hereof, the total number of Shares reserved and available for grant and issuance pursuant to Awards shall not exceed ten percent (10%) of the total issued and outstanding Shares of the Corporation (on a non-diluted basis) from time to time, less the number of Shares reserved for issuance under all other Share Compensation Arrangements of the Corporation. For greater certainty, the aggregate number of Shares available for issuance pursuant to settlement of Options shall not exceed 10% of the Corporation’s outstanding Share capital. Shares in respect of which Options have not been exercised and are no longer subject to being purchased pursuant to the terms of any Options shall be available for further Options under the Plan. The Plan with respect to the Options is a “rolling plan” and as a result, any and all increases in the number of issued and outstanding Shares shall be available for further Options under the Plan.

(b)	For so long as the Corporation is listed on the TSXV or on another exchange that requires the Corporation to fix the number of Shares to be issued in settlement of DSUs and RSUs, the maximum number of Shares available for issuance pursuant to the settlement of DSUs and RSUs shall be 400,000 Shares. For greater certainty, the aggregate number of Shares available for issuance pursuant to settlement of DSUs and RSUs shall not exceed the lesser of (i) 10% of the Company’s outstanding Share capital less the number of Options outstanding; and (ii) 400,000 less the aggregate number of DSUs and RSUs redeemed for Shares.

(c)	Shares in respect of which an Award is granted under the Plan, but not exercised prior to the termination of such Award or not vested or delivered prior to the termination of such Award due to the expiration, termination or lapse of such Award, shall be available for Awards to be granted thereafter pursuant to the provisions of the Plan. All Shares issued pursuant to the exercise or the vesting of the Awards granted under the Plan shall be so issued as fully paid and non-assessable Shares.

(d)	The aggregate number of Shares for which Awards may be issued to any one Participant in any 12-month period shall not exceed 5% of the outstanding Shares, calculated on the date an Award is granted to the Participant, unless the Company obtains disinterested shareholder approval as required by the policies of the TSXV. The aggregate number of Shares for which Awards may be issued to any one Consultant (as defined by the TSXV) within any 12-month period shall not exceed 2% of the outstanding Shares, calculated on the date an Award is granted to the Consultant. The aggregate number of Shares for which Options may be issued to any Persons retained to provide Investor Relations Activities (as defined by the TSXV) within any 12-month period shall not exceed 2% of the outstanding Shares, calculated on the date an Option is granted to such Persons.

(e)	Subject to adjustment pursuant to provisions of Article 7 hereof, the aggregate number of Shares (i) issued to Insiders under the Plan or any other proposed or established Share Compensation Arrangement within any 12-month period and (ii) issuable to Insiders at any time under the Plan or any other proposed or established Share Compensation Arrangement, shall in each case not exceed ten percent (10%) of the total issued and outstanding Shares of the Corporation (on a non-diluted basis) from time to time.

2.5 Granting of Awards.

(a)	Any Award granted under the Plan shall be subject to the requirement that, if at any time counsel to the Corporation shall determine that the listing, registration or qualification of the Shares subject to such Award, if applicable, upon any securities exchange or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or exercise of such Award or the issuance or purchase of Shares thereunder, if applicable, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval.

(b)	Any Award granted under the Plan shall be subject to the requirement that, the Corporation has the right to place any restriction or legend on any securities issued pursuant to this Plan including, but in no way limited to placing a legend to the effect that the securities have not been registered under the United States Securities Act of 1933 and may not be offered or sold in the United States unless registration or an exemption from registration is available.

Article 3
OPTIONS

3.1 Nature of Options.

An Option is an option granted by the Corporation to a Participant entitling such Participant to acquire, for each Option issued, one Share from treasury at the Option Price, but subject to the provisions hereof.

3.2 Option Awards.

Subject to the provisions set forth in this Plan and any shareholder or regulatory approval which may be required, the Board shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive Options under the Plan, (ii) fix the number of Options, if any, to be granted to each Eligible Participant and the date or dates on which such Options shall be granted, (iii) determine the price per Share to be payable upon the exercise of each such Option (the “Option Price”) and the relevant vesting provisions (including Performance Criteria, if applicable) and Option Term, the whole subject to the terms and conditions prescribed in this Plan, in any Option Agreement and any applicable rules of the TSXV.

3.3 Option Price.

The Option Price for Shares that are the subject of any Option shall be fixed by the Board when such Option is granted, but shall not be less than the Market Value of such Shares at the time of the grant.

3.4 Option Term.

(a)	The Board shall determine, at the time of granting the particular Option, the period during which the Option is exercisable, commencing on the date such Option is granted to the Participant and ending as specified in this Plan, or in the Option Agreement, but in no event shall an Option expire on a date which is later than ten (10) years from the date the Option is granted (“Option Term”). Unless otherwise determined by the Board, all unexercised Options shall be cancelled at the expiry of such Options.

(b)	Should the expiration date for an Option fall within a Black-Out Period or within nine (9) Business Days following the expiration of a Black-Out Period, such expiration date shall be automatically extended without any further act or formality to that date which is the tenth Business Day after the end of the Black-Out Period, such tenth Business Day to be considered the expiration date for such Option for all purposes under the Plan. Notwithstanding Section 7.2 hereof, the ten (10) Business Day-period referred to in this Section 3.4 may not be extended by the Board.

3.5 Exercise of Options.

(a)	Subject to the provisions of this Plan, a Participant shall be entitled to exercise an Option granted to such Participant at any time prior to the expiry of the Option Term, subject to vesting limitations which may be imposed by the Board at the time such Option is granted.

(b)	Prior to its expiration or earlier termination in accordance with the Plan, each Option shall be exercisable as to all or such part or parts of the optioned Shares and at such time or times and/or pursuant to the achievement of such Performance Criteria and/or other vesting conditions as the Board at the time of granting the particular Option, may determine in its sole discretion. For greater certainty, no Option shall be exercised by a Participant during a Black-Out Period.

3.6 Method of Exercise and Payment of Purchase Price.

(a)	Subject to the provisions of the Plan and the alternative exercise procedures set out herein, an Option granted under the Plan may be exercisable (from time to time as provided in Section 3.5 hereof) by the Participant (or by the liquidator, executor or administrator, as the case may be, of the estate of the Participant) by delivering a fully completed Exercise Notice to the Corporation at its registered office to the attention of the Corporate Secretary of the Corporation (or the individual that the Corporate Secretary of the Corporation may from time to time designate), together with a bank draft, certified cheque or other form of payment acceptable to the Corporation in an amount equal to the aggregate Option Price of the Shares to be purchased pursuant to the exercise of the Options.

(b)

Pursuant to the Exercise Notice and subject to the approval of the Board, a Participant may choose to undertake a “cashless exercise” with the assistance of a broker in order to facilitate the exercise of such Participant’s Options. The “cashless exercise” procedure may include a sale of such number of Shares as is necessary to raise an amount equal to the aggregate Option Price for all Options being exercised by that Participant under an Exercise Notice. Pursuant to the Exercise Notice, the Participant may authorize the broker to sell Shares on the open market by means of a short sale and forward the proceeds of such short sale to the Corporation to satisfy the Option Price, promptly following which the Corporation shall issue the Shares underlying the number of Options as provided for in the Exercise Notice.

(c)

In addition, in lieu of exercising any vested Option in the manner described in this Section 3.6, and pursuant to the terms of this Article 3, a Participant may, by surrendering an Option (“Surrender”) with a properly endorsed notice of Surrender to the Secretary of the Corporation, substantially in the form of Schedule “B” to the Option Agreement (a “Surrender Notice”), elect to receive that number of Shares calculated using the following formula:

X = Y * (A-B) / A

Where:

X = the number of Shares to be issued to the Participant

Y = the number of Shares underlying the Options to be Surrendered

A = the Market Value of the Shares as at the date of the Surrender

B = the Option Price of such Options

(d)

Where Shares are to be issued to the Participant pursuant to the terms of this Section 3.6, as soon as practicable following the receipt of the Exercise Notice and, if Options are exercised only in accordance with the terms of Section 3.6(a), the required bank draft, certified cheque or other acceptable form of payment, the Corporation shall duly issue such Shares to the Participant as fully paid and nonassessable.

(e)	Upon the exercise of an Option pursuant to Section 3.6(a) or Section 3.6(c), the Corporation shall, as soon as practicable after such exercise but no later than ten (10) Business Days following such exercise, forthwith cause the transfer agent and registrar of the Shares to either:

(i)

deliver to the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) a certificate in the name of the Participant representing in the aggregate such number of Shares as the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall have then paid for and as are specified in such Exercise Notice; or

(ii)

in the case of Shares issued in uncertificated form, cause the issuance of the aggregate number of Shares the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall have then paid for and as are specified in such Exercise Notice to be evidenced by a book position on the register of the shareholders of the Corporation to be maintained by the transfer agent and registrar of the Shares.

3.7 Option Agreements.

Options shall be evidenced by an Option Agreement or included in an Employment Agreement, in such form not inconsistent with the Plan as the Board may from time to time determine, provided that the substance of Article 3 and Article 6 hereof be included therein. The Option Agreement shall contain such terms that may be considered necessary in order that the Option will comply with any provisions respecting options in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the corporation.

Article 4
DEFERRED SHARE UNITS

4.1 Nature of DSUs.

A DSU is an Award of phantom share units to an Eligible Director, subject to restrictions and conditions as the Board may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established vesting and performance goals and objectives.

4.2 DSU Awards.

(a)	Each Eligible Director shall receive his or her annual retainer fee in the form of a grant of DSUs in each fiscal year. The number of DSUs shall be calculated as the Eligible Director’s annual retainer fee divided by the Market Value. At the discretion of the Board, fractional DSUs will not be issued and any fractional entitlements will be rounded down to the nearest whole number.

(b)	Unless otherwise set forth in the DSU Agreement, each DSU shall vest as to 50% on the sixth month anniversary of the date of grant and 50% on the anniversary of the date of grant.

(c)	The DSUs are structured so as to be considered to be a plan described in section 7 of the Tax Act or any successor to such provision.

(d)	Subject to vesting and other conditions and provisions set forth herein and in the DSU Agreement, each DSU awarded to an Eligible Director shall entitle the Eligible Director to redeem such DSU in exchange for one (1) Share issued from treasury.

4.3 Redemption of DSUs.

(a)	Each Eligible Director shall be entitled to redeem his or her DSUs during the period commencing on the Business Day immediately following the Termination Date and ending on the date that is two years following the Termination Date, or a shorter such redemption period set out in the relevant DSU Agreement, by providing a written notice of settlement to the Corporation setting out the number of DSUs to be settled and the particulars regarding the registration of the Shares issuable upon settlement (the “DSU Redemption Notice”). In the event of the death of an Eligible Director, the Notice of Redemption shall be filed by the administrator or liquidator of the estate of the Eligible Director.

(b)	If a DSU Redemption Notice is not received by the Corporation on or before the 90th day following the Termination Date, the Eligible Director shall be deemed to have delivered a DSU Redemption Notice and the Corporation shall redeem all of the Eligible Director’s DSUs in exchange for Shares to be delivered to the Eligible Director, administrator or liquidator of the estate of the Eligible Director, as applicable.

(c)	For the purposes of determining the number of Shares from treasury to be issued and delivered to an Eligible Director upon redemption of DSUs pursuant to Section 4.3, such calculation will be made on the date the Corporation receives, or is deemed to receive, the DSU Redemption Notice and be the whole number of Shares equal to the whole number of DSUs then recorded in the Eligible Director’s Account which the Eligible Director requests or is deemed to request to redeem pursuant to the DSU Redemption Notice. Shares issued from treasury will be issued in consideration for the past services of the Eligible Director to the Corporation and the entitlement of the Eligible Director under this Plan shall be satisfied in full by such issuance of Shares.

(d)	Subject to Section 4.3(e), settlement of DSUs shall take place promptly following the Corporation’s receipt or deemed receipt of the DSU Redemption Notice through delivery of a share certificate to the Eligible Director or the entry of the Eligible Director’s name on the share register for the Shares.

(e)	Notwithstanding any other provision of this Plan, in the event that (i) a DSU Redemption Notice is received during a Black-Out Period or other trading restriction imposed by the Corporation; or (ii) the Eligible Director has not delivered a DSU Redemption Notice and the 90th day following the Termination Date falls during a Black-Out Period or other trading restriction imposed by the Corporation, then settlement of the applicable DSUs shall be automatically extended to the tenth (10th) Business Day following the date that such Black-Out Period or other trading restriction is lifted, terminated or removed.

4.4 DSU Agreements.

DSUs shall be evidenced by a DSU Agreement or included in an Employment Agreement, in such form not inconsistent with the Plan as the Board may from time to time determine, provided that the substance of Article 4 and Article 6 hereof be included therein. The DSU Agreement shall contain such terms that may be considered necessary in order that the DSU will comply with any provisions respecting deferred share units in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the corporation.

Article 5
RESTRICTED SHARE UNITS

5.1 Nature of RSUs.

A RSU is an Award entitling the recipient to acquire Shares, at such purchase price (which may be zero) as determined by the Board, subject to such restrictions and conditions as the Board may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.

5.2 RSU Awards.

(a)	Subject to the provisions herein set forth and any shareholder or regulatory approval which may be required, the Board shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive RSUs under the Plan, (ii) fix the number of RSUs, if any, to be granted to each Eligible Participant and the date or dates on which such RSUs shall be granted, and (iii) determine the relevant conditions and vesting provisions (including the applicable Performance Period and Performance Criteria, if any) and Restriction Period of such RSUs, the whole subject to the terms and conditions prescribed in this Plan and in any RSU Agreement.

(b)	Unless otherwise set forth in the RSU Agreement, each RSU shall vest as to 1/3 on each of the first, second and third anniversary of the date of grant.

(c)	The RSUs are structured so as to be considered to be a plan described in section 7 of the Tax Act or any successor to such provision.

(d)	Subject to the vesting and other conditions and provisions set forth herein and in the RSU Agreement, the Board shall determine whether each RSU awarded to a Participant shall entitle the Participant: (i) to receive one Share issued from treasury; (ii) to receive the Cash Equivalent of one Share; or (iii) to elect to receive either One Share from treasury, the Cash Equivalent of One Share or a combination of cash and Shares.

(e)	RSUs shall be settled by the Participant at any time beginning on the first Business Day following their RSU Vesting Determination Date but no later than the RSU Settlement Date.

5.3 Restriction Period.

The applicable restriction period in respect of a particular RSU award shall be determined by the Board but in all cases shall end no later than December 31 of the calendar year which is three (3) years after the calendar year in which the Award is granted (“Restriction Period”). For example, the Restriction Period for a grant made in June 2018 shall end no later than December 31, 2021. Subject to the Board’s determination, any vested RSUs with respect to a Restriction Period will be paid to Participants in accordance with Article 5, no later than the end of the Restriction Period. Unless otherwise determined by the Board, all unvested RSUs shall be cancelled on the RSU Vesting Determination Date (as such term is defined in Section 5.5) and, in any event, no later than the last day of the Restriction Period.

5.4 Performance Criteria and Performance Period.

(a)	For each award of RSUs, the Board shall establish the period in which any Performance Criteria and other vesting conditions must be met in order for a Participant to be entitled to receive Shares in exchange for all or a portion of the RSUs held by such Participant (the “Performance Period”), provided that such Performance Period may not expire after the end of the Restriction Period, being no longer than three (3) years after the calendar year in which the Award was granted. For example, a Performance Period determined by the Board to be for a period of three (3) financial years will start on the first day of the financial year in which the award is granted and will end on the last day of the second financial year after the year in which the grant was made. In such a case, for a grant made on January 4, 2019, the Performance Period will start on September 1, 2018 and will end on August 31, 2020.

(b)	For each award of RSUs, the Board shall establish any Performance Criteria and other vesting conditions which must be met during the Performance Period in order for a Participant to be entitled to receive Shares in exchange for his or her RSUs.

5.5 RSU Vesting Determination Date.

The vesting determination date means the date on which the Board determines if the Performance Criteria and/or other vesting conditions with respect to a RSU have been met (the “RSU Vesting Determination Date”), and as a result, establishes the number of RSUs that become vested, if any. For greater certainty, the RSU Vesting Determination Date must fall after the end of the Performance Period, if any, but no later than the last day of the Restriction Period. Unless otherwise specified in the RSU Agreements, one-third of RSUs awarded pursuant to a RSU Agreement shall vest on each of the first three anniversaries of the date of grant.

5.6 Settlement of RSUs.

(a)	Except as otherwise provided in the RSU Agreement, in the event that the vesting conditions, the Performance Criteria and Performance Period, if applicable, of an RSU are satisfied:

(i)	all of the vested RSUs covered by a particular grant may, subject to Section 5.6(d), be settled at any time beginning on the first Business Day following their RSU Vesting Determination Date but no later than the date that is five (5) years from their RSU Vesting Determination Date (the “RSU Settlement Date”); and

(ii)	a Participant is entitled to deliver to the Corporation, on or before the RSU Settlement Date, an RSU Settlement Notice in respect of any or all vested RSUs held by such Participant.

(b)	Subject to Section 5.6(d), settlement of RSUs shall take place promptly following the RSU Settlement Date and take the form set out in the RSU Settlement Notice through:

(i)	in the case of settlement of RSUs for their Cash Equivalent, delivery of a cheque to the Participant representing the Cash Equivalent;

(ii)	in the case of settlement of RSUs for Shares, delivery of a share certificate to the Participant or the entry of the Participant’s name on the share register for the Shares; or

(iii)	in the case of settlement of the RSUs for a combination of Shares and the Cash Equivalent, a combination of (a) and (b) above.

(c)	If an RSU Settlement Notice is not received by the Corporation on or before the RSU Settlement Date, settlement shall take the form of Shares issued from treasury as set out in Section 5.7(b).

(d)	Notwithstanding any other provision of this Plan, in the event that an RSU Settlement Date falls during a Black-Out Period or other trading restriction imposed by the Corporation and the Participant has not delivered an RSU Settlement Notice, then such RSU Settlement Date shall be automatically extended to the tenth (10th) Business Day following the date that such Black-Out Period or other trading restriction is lifted, terminated or removed.

5.7 Determination of Amounts.

(a)	Cash Equivalent of RSUs. For purposes of determining the Cash Equivalent of RSUs to be made pursuant to Section 5.6, such calculation will be made on the RSU Settlement Date and shall equal the Market Value on the RSU Settlement Date multiplied by the number of vested RSUs in the Participant’s Account which the Participant desires to settle in cash pursuant to the RSU Settlement Notice.

(b)	Payment in Shares; Issuance of Shares from Treasury. For the purposes of determining the number of Shares from treasury to be issued and delivered to a Participant upon settlement of RSUs pursuant to Section 5.6, such calculation will be made on the RSU Settlement Date and be the whole number of Shares equal to the whole number of vested RSUs then recorded in the Participant’s Account which the Participant desires to settle pursuant to the RSU Settlement Notice. Shares issued from treasury will be issued in consideration for the past services of the Participant to the Corporation and the entitlement of the Participant under this Plan shall be satisfied in full by such issuance of Shares.

5.8 RSU Agreements.

RSUs shall be evidenced by a RSU Agreement or included in an Employment Agreement, in such form not inconsistent with the Plan as the Board may from time to time determine, provided that the substance of Article 4 and Article 6 hereof be included therein. The RSU Agreement shall contain such terms that may be considered necessary in order that the RSU will comply with any provisions respecting restricted share units in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the corporation.

Article 6
GENERAL CONDITIONS

6.1 General Conditions applicable to Awards.

Each Award, as applicable, shall be subject to the following conditions:

(a)	Employment - The granting of an Award to a Participant shall not impose upon the Corporation or a Subsidiary any obligation to retain the Participant in its employ in any capacity. For greater certainty, the granting of Awards to a Participant shall not impose any obligation on the Corporation to grant any awards in the future nor shall it entitle the Participant to receive future grants.

(b)	Rights as a Shareholder - Neither the Participant nor such Participant’s personal representatives or legatees shall have any rights whatsoever as shareholder in respect of any Shares covered by such Participant’s Awards until the date of issuance of a share certificate to such Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) or the entry of such person’s name on the share register for the Shares. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued or entry of such person’s name on the share register for the Shares.

(c)	Conformity to Plan – In the event that an Award is granted or a Grant Agreement is executed which does not conform in all particulars with the provisions of the Plan, or purports to grant Awards on terms different from those set out in the Plan, the Award or the grant of such Award shall not be in any way void or invalidated, but the Award so granted will be adjusted to become, in all respects, in conformity with the Plan.

(d)	Non-Transferability – Except as set forth herein, Awards are not transferable and assignable. Awards may be exercised only by:

(i)	the Participant to whom the Awards were granted; or

(ii)	with the Corporation’s prior written approval and subject to such conditions as the Corporation may stipulate, such Participant’s family or retirement savings trust or any registered retirement savings plans or registered retirement income funds of which the Participant is and remains the annuitant; or

(iii)	upon the Participant’s death, by the legal representative of the Participant’s estate; or

(iv)	upon the Participant’s incapacity, the legal representative having authority to deal with the property of the Participant;

provided that any such legal representative shall first deliver evidence satisfactory to the Corporation of entitlement to exercise any Award. A person exercising an Award may subscribe for Shares only in the person’s own name or in the person’s capacity as a legal representative.

6.2 General Conditions applicable to Awards.

Each Award shall be subject to the following conditions:

(a)	Termination for Cause. Upon a Participant ceasing to be an Eligible Participant for “cause”, all unexercised vested or unvested Awards granted to such Participant shall terminate on the effective date of the termination as specified in the notice of termination. For the purposes of the Plan, the determination by the Corporation that the Participant was discharged for cause shall be binding on the Participant. “Cause” shall include, among other things, gross misconduct, theft, fraud, breach of confidentiality or breach of the Corporation’s Code of Conduct and any reason determined by the Corporation to be cause for termination.

(b)	Retirement. In the case of a Participant’s retirement, any unvested Awards held by the Participant as at the Termination Date will continue to vest in accordance with their vesting schedules, and all vested Awards held by the Participant at the Termination Date may be exercised until the earlier of the expiry date of the Awards or one (1) year following the Termination Date, provided that if the Participant is determined to have breached any post-employment restrictive covenants in favour of the Corporation, then any Awards held by the Participant, whether vested or unvested, will immediately expire and the Participant shall pay to the Corporation any “in-the-money” amounts realized upon exercise of Awards following the Termination Date.

(c)	Resignation. In the case of a Participant ceasing to be an Eligible Participant due to such Participant’s resignation, subject to any later expiration dates determined by the Board, all Awards shall expire on the earlier of ninety (90) days after the effective date of such resignation, or the expiry date of the Award, to the extent such Awards were vested and exercisable by the Participant on the effective date of such resignation and all unexercised unvested Awards granted to such Participant shall terminate on the effective date of such resignation.

(d)	Termination or Cessation. In the case of a Participant ceasing to be an Eligible Participant for any reason (other than for “cause”, resignation or death) the number of Awards that may vest is subject to pro ration over the applicable vesting or performance period and shall expire on the earlier of ninety (90) days after the effective date of the Termination Date, or the expiry date of the Awards. For greater certainty, the pro ration calculation referred to above shall be net of previously vested Awards.

(e)	Death. If a Participant dies while in his or her capacity as an Eligible Participant, all unvested Awards will immediately vest and all Awards will expire one hundred eighty (180) days after the death of such Participant.

(f)	Change in Control. If a Participant is terminated without “cause” or resigns for good reason during the 12 month period following a Change in Control, or after the Corporation has signed a written agreement to effect a change of control but before the change of control is completed, then any unvested Awards will immediately vest and may be exercised within thirty (30) days of such date.

(g)	Clawback. It is a condition of each grant of an Award that if the Corporation’s financial statements (the “Original Statements”) are required to be restated (other than as a result of a change in accounting policy by the Corporation or under International Financial Reporting Standards applicable to the Corporation) within three years following which such Original Statements were received by shareholders at the Corporation’s then most recent annual general meeting of shareholders, and such restated financial statements (the “Restated Statements”) disclose, in the opinion of the Board, acting reasonably, materially worse financial results than those contained in the Original Statements, then the Board may, in its sole discretion, to the full extent permitted by governing law and to the extent it determines that such action is in the best interest of the Corporation, and in addition to any other rights that the Corporation or an Affiliate may have at law or under any agreement, take any or all of the following actions, as applicable): (i) require the Participant to reimburse the Corporation for any amount paid to the Participant in respect of an Award in cash in excess of the amount that should otherwise have been paid in respect of such Award had the determination of such compensation been based upon the Restated Statements, less, in any event, the amount of tax withheld pursuant to the Tax Act or other relevant taxing authority in respect of the amount paid in cash in the year of payment; (ii) cancel and terminate any one or more unvested Awards on or prior to the applicable maturity or vesting dates, or cancel or terminate any outstanding Awards which have vested in the twelve (12) months prior to the date on which the Board determines that the Corporation’s Original Statements are required to be restated (a “Relevant Equity Recoupment Date”); and/or (iii) require payment to the Corporation of the value of any Shares of the Corporation acquired by the Participant pursuant to an Award granted in the twelve (12) months prior to a Relevant Equity Recoupment Date (less any amount paid by the Participant) to acquire such Shares and less the amount of tax withheld pursuant to the Tax Act or other relevant taxing authority in respect of such Shares).

6.3 Unfunded Plan.

Unless otherwise determined by the Board, this Plan shall be unfunded. To the extent any Participant or his or her estate holds any rights by virtue of a grant of Awards under this Plan, such rights (unless otherwise determined by the Board) shall be no greater than the rights of an unsecured creditor of the Corporation. Notwithstanding the foregoing, any determinations made shall be such that the Plan continuously meets the requirements of paragraph 6801(d) of the Income Tax Regulations, adopted under the Income Tax Act (Canada) or any successor provision thereto.

Article 7
ADJUSTMENTS AND AMENDMENTS

7.1 Adjustment to Shares Subject to Outstanding Awards.

(a)	In the event of any subdivision of the Shares into a greater number of Shares at any time after the grant of an Award to a Participant and prior to the expiration of the term of such Award, the Corporation shall deliver to such Participant, at the time of any subsequent exercise or vesting of such Award in accordance with the terms hereof, in lieu of the number of Shares to which such Participant was theretofore entitled upon such exercise or vesting of such Award, but for the same aggregate consideration payable therefor, such number of Shares as such Participant would have held as a result of such subdivision if on the record date thereof the Participant had been the registered holder of the number of Shares to which such Participant was theretofore entitled upon such exercise or vesting of such Award.

(b)	In the event of any consolidation of Shares into a lesser number of Shares at any time after the grant of an Award to any Participant and prior to the expiration of the term of such Award, the Corporation shall deliver to such Participant at the time of any subsequent exercise or vesting of such Award in accordance with the terms hereof in lieu of the number of Shares to which such Participant was theretofore entitled upon such exercise or vesting of such Award, but for the same aggregate consideration payable therefor, such number of Shares as such Participant would have held as a result of such consideration if on the record date thereof the Participant had been the registered holder of the number of Shares to which such Participant was theretofore entitled upon such exercise or vesting of such Award.

(c)	If at any time after the grant of an Award to any Participant and prior to the expiration of the term of such Award, the Shares shall be reclassified, reorganized or otherwise changed, otherwise than as specified in Section 7.1(a) or Section 7.1(b) hereof or, subject to the provisions of Section 7.3 hereof, the Corporation shall consolidate, merge or amalgamate with or into another corporation (the corporation resulting or continuing from such consolidation, merger or amalgamation being herein called the “Successor Corporation”), the Participant shall be entitled to receive upon the subsequent exercise or vesting of Award, in accordance with the terms hereof and shall accept in lieu of the number of Shares then subscribed for but for the same aggregate consideration payable therefor, the aggregate number of shares of the appropriate class or other securities of the Corporation or the Successor Corporation (as the case may be) or other consideration from the Corporation or the Successor Corporation (as the case may be) that such Participant would have been entitled to receive as a result of such reclassification, reorganization or other change of shares or, subject to the provisions of Section 7.3 hereof, as a result of such consolidation, merger or amalgamation, if on the record date of such reclassification, reorganization or other change of shares or the effective date of such consolidation, merger or amalgamation, as the case may be, such Participant had been the registered holder of the number of Shares to which such Participant was immediately theretofore entitled upon such exercise or vesting of such Award.

(d)	If, at any time after the grant of an Award to any Participant and prior to the expiration of the term of such Award, the Corporation shall make a distribution to all holders of Shares or other securities in the capital of the Corporation, or cash, evidences of indebtedness or other assets of the Corporation (excluding an ordinary course dividend in cash or shares, but including for greater certainty shares or equity interests in a subsidiary or business unit of the Corporation or one of its subsidiaries or cash proceeds of the disposition of such a subsidiary or business unit), or should the Corporation effect any transaction or change having a similar effect, then the price or the number of Shares to which the Participant is entitled upon exercise or vesting of Award shall be adjusted to take into account such distribution, transaction or change. The Board shall determine the appropriate adjustments to be made in such circumstances in order to maintain the Participants’ economic rights in respect of their Awards in connection with such distribution, transaction or change.

7.2 Amendment or Discontinuance of the Plan.

(a)	The Board may amend the Plan or any Award at any time without the consent of the Participants provided that such amendment shall:

(i)	not adversely alter or impair any Award previously granted except as permitted by the provisions of Article 7 hereof;

(ii)	be in compliance with applicable law and subject to any regulatory approvals including, where required, the approval of the TSXV; and

(iii)	be subject to shareholder approval, where required by law, the requirements of the TSXV or the provisions of the Plan, provided that shareholder approval shall not be required for the following amendments and the Board may make any changes which may include but are not limited to:

(A)	amendments of a general “housekeeping” or clerical nature that, among others, clarify, correct or rectify any ambiguity, defective provision, error or omission in the Plan;

(B)	changes that alter, extend or accelerate the terms of vesting or settlement applicable to any Award; and

(C)	a change to the Eligible Participants under the Plan.

The Committee may, by resolution, but subject to applicable regulatory approvals, decide that any of the provisions hereof concerning the effect of termination of the Participant’s employment shall not apply for any reason acceptable to the Committee.

(b)	Notwithstanding Section 7.2(a)(iii), the Board shall be required to obtain shareholder approval to make the following amendments:

(i)	any change to the maximum number of Shares issuable from treasury under the Plan, except such increase by operation of Section 2.4 and in the event of an adjustment pursuant to Article 7;

(ii)	any amendment which reduces the exercise price of any Award, as applicable, after such Awards have been granted or any cancellation of an Award and the substitution of that Award by a new Award with a reduced price, except in the case of an adjustment pursuant to Article 7, provided that disinterested shareholder approval will be obtained for any reduction in the exercise price if the Participant is an Insider of the Corporation at the time of the proposed amendment;

(iii)	any amendment which extends the expiry date of any Award, or the Restriction Period of any RSU beyond the original expiry date, except in case of an extension due to a Black-Out Period;

(iv)	any amendment which would have the potential of broadening or increasing participation by Insiders;

(v)	any amendment which would permit any Award granted under the Plan to be transferable or assignable by any Participant other than as allowed by Section 6.1(d);

(vi)	any amendment which increases the maximum number of Shares that may be (i) issuable to Insiders and Associates of such Insiders at any time; or (ii) issued to Insiders and Associates of such Insiders under the Plan and any other proposed or established Share Compensation Arrangement in a one-year period, except in case of an adjustment pursuant to Article 7; or

(vii)	any amendment to the amendment provisions of the Plan, provided that Shares held directly or indirectly by Insiders benefiting from the amendments in Sections (ii) and (iii) shall be excluded when obtaining such shareholder approval.

(c)	The Board may, subject to regulatory approval, discontinue the Plan at any time without the consent of the Participants provided that such discontinuance shall not materially and adversely affect any Awards previously granted to a Participant under the Plan.

7.3 Change in Control

(a)	Notwithstanding anything else in this Plan or any Grant Agreement, the Board has the right to provide for the conversion or exchange of any outstanding Awards into or for options, rights, units or other securities of substantially equivalent (or greater) value in any entity participating in or resulting from a Change in Control.

(b)	Upon the Corporation entering into an agreement relating to a transaction which, if completed, would result in a Change in Control, or otherwise becoming aware of a pending Change in Control, the Corporation shall give written notice of the proposed Change in Control to the Participants, together with a description of the effect of such Change in Control on outstanding Awards, not less than seven (7) days prior to the closing of the transaction resulting in the Change in Control.

(c)	The Board may, in its sole discretion, change the Performance Criteria or accelerate the vesting and/or the expiry date of any or all outstanding Awards to provide that, notwithstanding the Performance Criteria and/or vesting provisions of such Awards or any Grant Agreement, such designated outstanding Awards shall be fully performed and/or vested and conditionally exercisable upon (or prior to) the completion of the Change in Control provided that the Board shall not, in any case, authorize the exercise of Awards pursuant to this Section 7.3(c) beyond the expiry date of the Awards. If the Board elects to change the Performance Criteria or accelerate the vesting and/or the expiry date of the Awards, then if any of such Awards are not exercised within seven (7) days after the Participants are given the notice contemplated in Section 7.3(b) (or such later expiry date as the Board may prescribe), such unexercised Awards shall, unless the Board otherwise determines, terminate and expire following the completion of the proposed Change in Control. If, for any reason, the Change in Control does not occur within the contemplated time period, the satisfaction of the Performance Criteria, the acceleration of the vesting and the expiry date of the Awards shall be retracted and vesting shall instead revert to the manner provided in the Grant Agreement.

(d)	To the extent that the Change in Control would also result in a capital reorganization, arrangement, amalgamation or reclassification of the share capital of the Corporation and the Board does not change the Performance Criteria or accelerate the vesting and/or the expiry date of Awards pursuant to Section 7.3(c), the Corporation shall make adequate provisions to ensure that, upon completion of the proposed Change in Control, the number and kind of shares subject to outstanding Awards and/or the Option Price per share of Options shall be appropriately adjusted (including by substituting the Awards for awards to acquire securities in any successor entity to the Corporation) in such manner as the Board considers equitable to prevent substantial dilution or enlargement of the rights granted to Participants. The Board may make changes to the terms of the Awards or the Plan to the extent necessary or desirable to comply with any rules, regulations or policies of any stock exchange on which any securities of the Corporation may be listed, provided that the value of previously granted Awards and the rights of Participants are not materially adversely affected by any such changes.

(e)	Notwithstanding anything else to the contrary herein, in the event of a potential Change in Control, the Board shall have the power, in its sole discretion, to modify the terms of this Plan and/or the Awards (including, for greater certainty, to cause the vesting of all unvested Awards) to assist the Participants to tender into a take-over bid or other transaction leading to a Change in Control. For greater certainty, in the event of a takeover bid or other transaction leading to a Change in Control, the Board shall have the power, in its sole discretion, to permit Participants to conditionally exercise their Awards, such conditional exercise to be conditional upon the take-up by such offeror of the Shares or other securities tendered to such take-over bid in accordance with the terms of such take-over bid (or the effectiveness of such other transaction leading to a Change in Control). If, however, the potential Change in Control referred to in this Section 7.3(e) is not completed within the time specified therein (as the same may be extended), then notwithstanding this Section 7.3(e) or the definition of “Change in Control”: (i) any conditional exercise of vested Awards shall be deemed to be null, void and of no effect, and such conditionally exercised Awards shall for all purposes be deemed not to have been exercised, (ii) Shares which were issued pursuant to the exercise of awards which vested pursuant to this Section 7.3 shall be returned by the Participant to the Corporation and reinstated as authorized but unissued Shares, and (iii) the original terms applicable to Awards which vested pursuant to this Section 7.3 shall be reinstated.

Article 8
MISCELLANEOUS

8.1 Use of an Administrative Agent and Trustee.

The Board may in its sole discretion appoint from time to time one or more entities to act as administrative agent to administer the Awards granted under the Plan and to act as trustee to hold and administer the assets that may be held in respect of Awards granted under the Plan, the whole in accordance with the terms and conditions determined by the Board in its sole discretion. The Corporation and the administrative agent will maintain records showing the number of Awards granted to each Participant under the Plan.

8.2 Tax Withholding.

(a)	Notwithstanding any other provision of this Plan, all distributions, delivery of Shares or payments to a Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) under the Plan shall be made net of applicable source deductions. If the event giving rise to the withholding obligation involves an issuance or delivery of Shares, then, the withholding obligation may be satisfied by (a) having the Participant elect to have the appropriate number of such Shares sold by the Corporation, the Corporation’s transfer agent and registrar or any trustee appointed by the Corporation pursuant to Section 8.1 hereof, on behalf of and as agent for the Participant as soon as permissible and practicable, with the proceeds of such sale being delivered to the Corporation, which will in turn remit such amounts to the appropriate governmental authorities, or (b) any other mechanism as may be required or appropriate to conform with local tax and other rules.

(b)	Notwithstanding the first paragraph of this Section 8.2, the applicable tax withholdings may be waived where the Participant directs in writing that a payment be made directly to the Participant’s registered retirement savings plan in circumstances to which regulation 100(3) of the regulations of the Tax Act apply.

8.3 Reorganization of the Corporation.

The existence of any Awards shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Corporation’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation or to create or issue any bonds, debentures, shares or other securities of the Corporation or the rights and conditions attaching thereto or to affect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

8.4 Governing Laws.

The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

8.5 Severability.

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.

8.6 Effective Date of the Plan.

The Plan was approved by the Board on [●], 2019 and will be effective upon receipt of shareholder and TSXV approvals (the “Effective Date”) until the date it is terminated by the Board in accordance with the Plan.

APPENDIX “A”
FORM OF OPTION AGREEMENT

MILLENNIAL ESPORTS CORP.

OPTION AGREEMENT

This Stock Option Agreement (the “Option Agreement”) is entered into between Millennial Esports Corp. (the “Corporation”), and the optionee named below (the “Optionee”) pursuant to and on the terms and subject to the conditions of the Corporation’s Omnibus Equity Incentive Plan (the “Plan”). Capitalized terms used and not otherwise defined in this Option Agreement shall have the meanings set forth in the Plan.

The terms of the option (the “Option”), in addition to those terms set forth in the Plan, are as follows:

1.	Optionee. The Optionee is ► and the address of the Optionee is currently ►.

2.	Number of Shares. The Optionee may purchase up to ► Shares of the Corporation (the “Option Shares”) pursuant to this Option, as and to the extent that the Option vests and becomes exercisable as set forth in section 6 of this Option Agreement.

3.	Option Price. The exercise price is Cdn $► per Option Share (the “Option Price”).

4.	Date Option Granted. The Option was granted on ►.

5.	Term of Option. The Option terminates on ►. (the “Expiry Date”).

6.	Vesting. The Option to purchase Option Shares shall vest and become exercisable as follows:
►

7.	Exercise of Options. In order to exercise the Option, the Optionee shall notify the Corporation in the form annexed hereto as Schedule “A”, whereupon the Corporation shall use reasonable efforts to cause the Optionee to receive a certificate representing the relevant number of fully paid and non-assessable Shares in the Corporation.

8.	Transfer of Option. The Option is not-transferable or assignable except in accordance with the Plan.

9.	Inconsistency. This Option Agreement is subject to the terms and conditions of the Plan and, in the event of any inconsistency or contradiction between the terms of this Option Agreement and the Plan, the terms of the Plan shall govern.

10.	Severability. Wherever possible, each provision of this Option Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Option Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Option Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

11.	Entire Agreement. This Option Agreement and the Plan embody the entire agreement and understanding among the parties and supersede and pre-empt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

12.	Successors and Assigns. This Option Agreement shall bind and enure to the benefit of the Optionee and the Corporation and their respective successors and permitted assigns.

13.	Time of the Essence. Time shall be of the essence of this Agreement and of every part hereof.

14.	Governing Law. This Agreement and the Option shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

15.	Counterparts. This Option Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

[Remainder of this page left intentionally blank; Signature page follows]

A-1

By signing this Agreement, the Optionee acknowledges that the Optionee has been provided a copy of and has read and understands the Plan and agrees to the terms and conditions of the Plan and this Option Agreement.

IN WITNESS WHEREOF the parties hereof have executed this Option Agreement as of the ______ day of , 20__.

MILLENNIAL ESPORTS CORP.

Per:
Name: ► Title: ►

Witness	[Insert Participant’s Name]

A-2

SCHEDULE “A”
ELECTION TO EXERCISE STOCK OPTIONS

TO:	MILLENNIAL ESPORTS CORP. (the “Corporation”)

The undersigned Optionee hereby elects to exercise Options granted by the Corporation to the undersigned pursuant to a Grant Agreement dated ►, 20► under the Corporation’s Omnibus Equity Incentive Plan (the “Plan”), for the number Shares set forth below. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.

Number of Shares to be Acquired:
Option Price (per Share):	$
Aggregate Purchase Price:
Amount enclosed that is payable on account of any source deductions relating to this Option exercise (contact the Corporation for details of such amount):	$
[ ] Or check here if alternative arrangements have been made with the Corporation;

and hereby tenders a certified cheque, bank draft or other form of payment confirmed as acceptable by the Corporation for such aggregate purchase price, and, if applicable, all source seductions, and directs such Shares to be registered in the name of _____________________________________.

[Remainder of this page left intentionally blank; Signature page follows]

A-3

I hereby agree to file or cause the Corporation to file on my behalf, on a timely basis, all insider reports and other reports that I may be required to file under applicable securities laws. I understand that this request to exercise my Options is irrevocable.

DATED this ► day of ►, ►.

Signature of Participant

Name of Participant (Please Print)

A-4

SCHEDULE “B”

SURRENDER NOTICE

TO: MILLENNIAL ESPORTS CORP. (the “Corporation”)

The undersigned Optionee hereby elects to surrender ► Options granted by the Corporation to the undersigned pursuant to a Grant Agreement dated ►, 20► under the Corporation’s Omnibus Equity Incentive Plan (the “Plan”) in exchange for Shares as calculated in accordance with Section 3.6(3) of the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.

Please issue a certificate or certificates representing the Shares in the name of ►.

I hereby agree to file or cause the Corporation to file on my behalf, on a timely basis, all insider reports and other reports that I may be required to file under applicable securities laws. I understand that this request to exercise my Options is irrevocable.

DATED this ►day of ►.

Signature of Participant

Name of Participant (Please Print)

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APPENDIX “B”
FORM OF DSU AGREEMENT

MILLENNIAL ESPORTS CORP.

DEFERRED SHARE UNIT AGREEMENT

Name:	[name of DSU Participant]

Award Date	[insert date ]

Millennial Esports Corp. (the “Corporation”) has adopted the Omnibus Equity Incentive Plan (the “Plan”). Your award is governed in all respects by the terms of the Plan, and the provisions of the Plan are hereby incorporated by reference. For greater certainty, the provisions set out in Article 4 and Article 6 of the Plan applicable to DSUs shall be deemed to form part of this DSU Agreement mutatis mutandis. Capitalized terms used and not otherwise defined in this DSU Agreement shall have the meanings set forth in the Plan. If there is a conflict between the terms of this DSU Agreement and the Plan, the terms of the Plan shall govern.

Your Award	The Corporation hereby grants to you ► DSUs.

PLEASE SIGN AND RETURN A COPY OF THIS DSU AGREEMENT TO THE CORPORATION.

By your signature below, you acknowledge that you have received a copy of the Plan and have reviewed, considered and agreed to the terms of this DSU Agreement and the Plan.

Signature	Date

On behalf of the Corporation: MILLENNIAL ESPORTS CORP.

Per:
Name: ►
Title: ►

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APPENDIX “C”
FORM OF RSU AGREEMENT

MILLENNIAL ESPORTS CORP.

RESTRICTED SHARE UNIT AGREEMENT

This restricted share unit agreement (“RSU Agreement”) is entered into between Millennial Esports Corp. (the “Corporation”) and the Participant named below (the “Recipient”) of the restricted share units (“RSUs”) pursuant to the Corporation’s Omnibus Equity Incentive Plan (the “Plan”). Capitalized terms used and not otherwise defined in this RSU Agreement shall have the meanings set forth in the Plan.

The terms of the RSUs, in addition to those terms set forth in the Plan, are as follows:

1.	Recipient. The Recipient is ► and the address of the Recipient is currently ►.

2.	Grant of RSUs. The Recipient is hereby granted ► RSUs.

3.	Settlement. The RSUs shall be settled as follows:

(Select one of the following three options):

(a)	One Share issued from treasury per RSU.

(b)	Cash Equivalent of one Share per RSU.

(c)	Either (a), (b), or a combination thereof, at the election of the Recipient.

4.	Restriction Period. In accordance with Section 5.3 of the Plan, the restriction period in respect of the RSUs granted hereunder, as determined by the Board, shall commence on ► and terminate on ►.

5.	Performance Criteria. ►.

6.	Performance Period. ►.

7.	Vesting. The RSUs will vest as follows:
►.

8.	Transfer of RSUs. The RSUs granted hereunder are not-transferable or assignable except in accordance with the Plan.

9.	Inconsistency. This RSU Agreement is subject to the terms and conditions of the Plan and, in the event of any inconsistency or contradiction between the terms of this RSU Agreement and the Plan, the terms of the Plan shall govern.

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10.	Severability. Wherever possible, each provision of this RSU Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this RSU Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this RSU Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

11.	Entire Agreement. This RSU Agreement and the Plan embody the entire agreement and understanding among the parties and supersede and pre-empt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

12.	Successors and Assigns. This RSU Agreement shall bind and enure to the benefit of the Recipient and the Corporation and their respective successors and permitted assigns.

13.	Time of the Essence. Time shall be of the essence of this Agreement and of every part hereof.

14.	Governing Law. This RSU Agreement and the RSUs shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

15.	Counterparts. This RSU Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

By signing this RSU Agreement, the Participant acknowledges that he or she has been provided with, has read and understands the Plan and this RSU Agreement.

IN WITNESS WHEREOF the parties hereof have executed this RSU Agreement as of the ► day of ►, 20►.

Millennial Esports Corp.

Per:
Name: ►
Title: ►

Witness	[Insert Participant’s Name]

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SCHEDULE “E”

SHARE CONSOLIDATION RESOLUTIONS OF THE SHAREHOLDERS

OF

MILLENNIAL ESPORTS CORP.

Share Consolidation

“BE IT RESOLVED as a special resolution of the shareholders of the Millennial Esports Corp. (the “Corporation”) that:

1.	the Corporation be authorized to amend the articles of the Corporation, pursuant to Section 168 of the Business Corporations Act (Ontario) (the “OBCA”) and subject to regulatory approval, to consolidate the number of common shares of the Corporation (the “Consolidation”), whether issued or unissued, on a basis of a ratio of one post-Consolidation Common Share for up to every five (5) pre-Consolidation Common Shares (the “Consolidation Ratio”), at the record date and effective date determined by the Board;

2.	the directors of the Corporation be and are hereby authorized, in their discretion, to determine the Consolidation Ratio, provided that such Consolidation Ratio shall not exceed one post-Consolidation Common Share for up to every five (5) pre-Consolidation Common Shares;

3.	the directors of the Corporation be and are hereby authorized, in their discretion, to give effect to the aforesaid amendment to the articles of the Corporation and effect the Consolidation at any time prior to the next annual general meeting of shareholders of the Corporation by making such filings with the Director under the OBCA as are required by the OBCA;

4.	any director or officer of the Corporation is hereby authorized to sign all such documents, including without limitation, articles of amendment, and to do all such acts and things, including without limitation, delivering such articles of amendment to the Director under the OBCA, as such director or officer determines, in his or her discretion, to be necessary or advisable in order to properly implement and give effect to the Consolidation; and

5.	the directors of the Corporation may, in their discretion, without further approval of or notice to the shareholders of the Corporation decide not to proceed with the Consolidation and otherwise revoke this special resolution at any time prior to the Consolidation being given effect.”

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SCHEDULE “F”

NAME CHANGE RESOLUTIONS OF THE SHAREHOLDERS

OF

MILLENNIAL ESPORTS CORP.

Name Change

“BE IT RESOLVED as a special resolution of the shareholders of the Millennial Esports Corp. (the “Corporation”) that:

1.	the change of name of the Corporation to “Torque Esports Corp.”, or such other name as the Board of Directors of the Corporation may choose, acting in the best interests of the Corporation is hereby approved;

2.	any director or officer is hereby authorized to send to the Director appointed under the Business Corporations Act (Ontario), Articles of Amendment of the Corporation in the prescribed form, and any one or more directors are hereby authorized to prepare, execute and file Articles of Amendment in the prescribed form in order to give effect to this special resolution, and to execute and deliver all such other deeds, documents and other writings and perform such other acts as may be necessary or desirable to give effect to this special resolution; and

3.	notwithstanding approval of the shareholders of the Corporation as herein provided, the Board of Directors of the Corporation may, in its sole discretion, abandon the name change and any or all of the actions authorized by this special resolution at any time prior to completion thereof in the sole discretion of the Board of Directors of the Corporation without further approval of the shareholders.

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